As filed with the Securities and Exchange Commission on September 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	23-2077801
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Additional Registrants

(See Table of Additional Registrants on next page)

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARC D. MILLER

President and Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

WARREN J. NIMETZ, ESQ.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 318-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
ABS LINCS KY, LLC	Virginia	61-1267294
ABS LINCS SC, Inc.	South Carolina	57-0840074
Aiken Regional Medical Centers, LLC	South Carolina	23-2791808
Alliance Health Center, Inc.	Mississippi	64-0777521
Alternative Behavioral Services, Inc.	Virginia	54-1757063
Ascend Health Corporation	Delaware	80-0109304
Atlantic Shores Hospital, LLC	Delaware	20-3788069
AZ Holding 4, LLC	Arizona	83-4517050
Beach 77 LP	Delaware	20-3078353
Behavioral Health Management, LLC	Delaware	27-2849780
Behavioral Health Realty, LLC	Delaware	27-2849723
Behavioral Healthcare LLC	Delaware	62-1516830
Benchmark Behavioral Health System, Inc.	Utah	93-0893928
BHC Alhambra Hospital, Inc.	Tennessee	62-1658521
BHC Belmont Pines Hospital, Inc.	Tennessee	62-1658523
BHC Fairfax Hospital, Inc.	Tennessee	62-1658528
BHC Fox Run Hospital, Inc.	Tennessee	62-1658531
BHC Fremont Hospital, Inc.	Tennessee	62-1658532
BHC Health Services of Nevada, Inc.	Nevada	88-0300031
BHC Heritage Oaks Hospital, Inc.	Tennessee	62-1658494
BHC Holdings, Inc.	Delaware	92-0189593
BHC Intermountain Hospital, Inc.	Tennessee	62-1658493
BHC Mesilla Valley Hospital, LLC	Delaware	20-2612295
BHC Montevista Hospital, Inc.	Nevada	88-0299907
BHC Northwest Psychiatric Hospital, LLC	Delaware	20-0085660
BHC of Indiana, General Partnership	Tennessee	62-1780700
BHC Pinnacle Pointe Hospital, LLC	Tennessee	62-1658502
BHC Properties, LLC	Tennessee	62-1660875
BHC Sierra Vista Hospital, Inc.	Tennessee	62-1658512
BHC Streamwood Hospital, Inc.	Tennessee	62-1658515
Bloomington Meadows, General Partnership	Tennessee	35-1858510
Brentwood Acquisition—Shreveport, Inc.	Delaware	20-0474854
Brentwood Acquisition, Inc.	Tennessee	20-0773985
Brynn Marr Hospital, Inc.	North Carolina	56-1317433
Calvary Center, Inc.	Delaware	20-0380961
Canyon Ridge Hospital, Inc.	California	20-2935031
CAT Realty, LLC	Delaware	45-2538395
CAT Seattle, LLC	Delaware	45-2538281
CCS/Lansing, Inc.	Michigan	62-1681824
Cedar Springs Hospital, Inc.	Delaware	74-3081810
Children’s Comprehensive Services, Inc.	Tennessee	62-1240866
Columbus Hospital Partners, LLC	Tennessee	62-1664739
Coral Shores Behavioral Health, LLC	Delaware	46-3794548
Cumberland Hospital Partners, LLC	Delaware	26-1871761
Cumberland Hospital, LLC	Virginia	02-0567575
Del Amo Hospital, Inc.	California	23-2646424
DHP 2131 K St, LLC	Delaware	45-2919095
Diamond Grove Center, LLC	Delaware	20-4537541
District Hospital Partners, L.P.	District of Columbia	23-2896725

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
DVH Hospital Alliance LLC	Delaware	81-2660258
Emerald Coast Behavioral Hospital, LLC	Delaware	27-0720873
Fannin Management Services, LLC	Texas	32-0456095
First Hospital Corporation of Virginia Beach	Virginia	54-1414205
Forest View Psychiatric Hospital, Inc.	Michigan	23-2285657
Fort Duncan Medical Center, L.P.	Delaware	23-3044530
Fort Lauderdale Hospital, Inc.	Florida	20-1021229
FRN, INC.	Delaware	32-0229751
Frontline Behavioral Health, Inc.	Delaware	72-1539453
Frontline Hospital, LLC	Delaware	72-1539530
Frontline Residential Treatment Center, LLC	Delaware	72-1539254
Garfield Park Hospital, LLC	Illinois	46-0775763
Great Plains Hospital, Inc.	Missouri	43-1328523
Gulf Coast Treatment Center, Inc.	Florida	56-1341134
Gulph Mills Associates, LLC	Pennsylvania	45-5358222
H.C. Corporation	Alabama	63-0870528
H.C. Partnership	Alabama	63-0862148
Harbor Point Behavioral Health Center, Inc.	Virginia	54-1465094
Havenwyck Hospital Inc.	Michigan	38-2409580
HHC Augusta, Inc.	Georgia	20-3854156
HHC Delaware, Inc.	Delaware	20-3854210
HHC Indiana, Inc.	Indiana	20-0768028
HHC Ohio, Inc.	Ohio	20-1870446
HHC Pennsylvania, LLC	Delaware	20-5353753
HHC Poplar Springs, LLC	Virginia	20-0959684
HHC River Park, Inc.	West Virginia	20-2652863
HHC South Carolina, Inc.	South Carolina	20-3854241
HHC St. Simons, Inc.	Georgia	20-3854107
Hickory Trail Hospital, L.P.	Delaware	20-4976326
Holly Hill Hospital, LLC	Tennessee	62-1692189
Horizon Health Austin, Inc.	Texas	20-8706107
Horizon Health Corporation	Delaware	75-2293354
Horizon Health Hospital Services, LLC	Delaware	20-3798133
Horizon Mental Health Management, LLC	Texas	36-3709746
HSA Hill Crest Corporation	Alabama	95-3900761
Hughes Center, LLC	Virginia	20-8711062
Independence Physician Management, LLC	Delaware	45-5296314
KEYS Group Holdings LLC	Delaware	62-1863023
Keystone Continuum, LLC	Tennessee	48-1274107
Keystone Education and Youth Services, LLC	Tennessee	62-1842126
Keystone Marion, LLC	Virginia	74-3108285
Keystone Memphis, LLC	Tennessee	62-1837606
Keystone Newport News, LLC	Virginia	32-0066225
Keystone NPS LLC	California	68-0520286
Keystone Richland Center LLC	Ohio	48-1274207
Keystone WSNC, L.L.C.	North Carolina	20-1943356
Keystone/CCS Partners LLC	Delaware	73-1657607
Kids Behavioral Health of Utah, Inc.	Utah	62-1681825
Kingwood Pines Hospital, LLC	Texas	73-1726285
KMI Acquisition, LLC	Delaware	20-5048153
La Amistad Residential Treatment Center, LLC	Florida	58-1791069

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Lancaster Hospital Corporation	California	95-3565954
Laurel Oaks Behavioral Health Center, Inc.	Delaware	52-2090040
Lebanon Hospital Partners, LLC	Tennessee	62-1664738
Liberty Point Behavioral Healthcare, LLC	Delaware	20-1989730
Manatee Memorial Hospital, L.P.	Delaware	23-2798290
Mayhill Behavioral Health, LLC	Texas	27-4126263
McAllen Hospitals, L.P.	Delaware	23-3069260
McAllen Medical Center, Inc.	Delaware	23-3069210
Meridell Achievement Center, Inc.	Texas	74-1655289
Merion Building Management, Inc.	Delaware	23-2309517
Michigan Psychiatric Services, Inc.	Michigan	38-2423002
Millwood Hospital, L.P.	Texas	20-1021264
Milwaukee Behavioral Health, LLC	Wisconsin	83-1464210
Neuro Institute of Austin, L.P.	Texas	56-2274069
North Spring Behavioral Healthcare, Inc.	Tennessee	20-1215130
Northern Indiana Partners, LLC	Tennessee	62-1664737
Northwest Texas Healthcare System, Inc.	Texas	23-2238976
Oak Plains Academy of Tennessee, Inc.	Tennessee	62-1725123
Ocala Behavioral Health, LLC	Delaware	32-0235544
Palm Point Behavioral Health, LLC	Florida	47-1584533
Palmetto Behavioral Health Holdings, LLC	Delaware	22-3600673
Palmetto Behavioral Health System, L.L.C.	South Carolina	57-1101379
Palmetto Lowcountry Behavioral Health, L.L.C.	South Carolina	57-1101380
Park Healthcare Company	Tennessee	62-1166882
Pasteur Healthcare Properties, LLC	Delaware	86-1734170
Pendleton Methodist Hospital, L.L.C.	Delaware	75-3128254
Pennsylvania Clinical Schools, Inc.	Pennsylvania	62-1735966
Premier Behavioral Solutions of Florida, Inc.	Delaware	65-0816927
Premier Behavioral Solutions, Inc.	Delaware	63-0857352
PSJ Acquisition, LLC	North Dakota	26-4314533
Psychiatric Realty, LLC	Delaware	20-8364925
Psychiatric Solutions Hospitals, LLC	Delaware	62-1658476
Psychiatric Solutions of Virginia, Inc.	Tennessee	62-1732340
Psychiatric Solutions, Inc.	Delaware	23-2491707
Ramsay Managed Care, LLC	Delaware	72-1249464
Ramsay Youth Services of Georgia, Inc.	Delaware	35-2174803
Ridge Outpatient Counseling, L.L.C.	Kentucky	25-1872645
River Oaks, Inc.	Louisiana	72-0687735
Riveredge Hospital Holdings, Inc.	Delaware	22-3682759
Riverside Medical Clinic Patient Services, L.L.C.	California	33-0848805
Rolling Hills Hospital, LLC	Tennessee	20-5566098
RR Recovery, LLC	Delaware	26-0269878
Salt Lake Behavioral Health, LLC	Delaware	27-1365684
Salt Lake Psychiatric Realty, LLC	Delaware	26-2885163
Samson Properties, LLC	Florida	59-3653863
Schick Shadel of Florida, LLC	Florida	38-3925621
Shadow Mountain Behavioral Health System, LLC	Delaware	43-2001465
SHC-KPH, LP	Texas	73-1726290
Southeastern Hospital Corporation	Tennessee	62-1606554
SP Behavioral, LLC	Florida	20-5202539
Sparks Family Hospital, Inc.	Nevada	88-0159958

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Springfield Hospital, Inc.	Delaware	26-0388272
Stonington Behavioral Health, Inc.	Delaware	20-0687971
Summit Oaks Hospital, Inc.	New Jersey	20-1021210
Sunstone Behavioral Health, LLC	Tennessee	80-0051894
TBD Acquisition II, LLC	Delaware	82-2306092
TBD Acquisition, LLC	Delaware	20-5048087
TBJ Behavioral Center, LLC	Delaware	20-4865566
Temecula Valley Hospital, Inc.	California	46-1246570
Temple Behavioral Healthcare Hospital, Inc.	Texas	83-2014977
Tennessee Clinical Schools, LLC	Tennessee	62-1715237
Texas Cypress Creek Hospital, L.P.	Texas	62-1864266
Texas Hospital Holdings, Inc.	Delaware	62-1871091
Texas Laurel Ridge Hospital, L.P.	Texas	43-2002326
Texas Oaks Psychiatric Hospital, L.P.	Texas	84-1618661
Texas San Marcos Treatment Center, L.P.	Texas	43-2002231
Texas West Oaks Hospital, L.P.	Texas	62-1864265
The Arbour, Inc.	Massachusetts	23-2238962
The Bridgeway, LLC	Arkansas	23-2238973
The National Deaf Academy, LLC	Florida	59-3653865
Three Rivers Behavioral Health, LLC	South Carolina	571106645
Three Rivers Healthcare Group, LLC	South Carolina	20-3842446
Toledo Holding Co., LLC	Delaware	27-0607591
Turning Point Care Center, LLC	Georgia	58-1534607
Two Rivers Psychiatric Hospital, Inc.	Delaware	23-2279129
UBH of Oregon, LLC	Delaware	26-2343447
UBH of Phoenix Realty, LLC	Delaware	27-0355691
UBH of Phoenix, LLC	Delaware	27-0355566
UHP LP	Delaware	20-3078922
UHS Capitol Acquisition, LLC	Delaware	88-2396608
UHS Children Services, Inc.	Delaware	20-3577381
UHS Funding, LLC	Delaware	84-2891450
UHS Holding Company, Inc.	Nevada	23-2367472
UHS Kentucky Holdings, L.L.C.	Delaware	20-5396036
UHS Midwest Behavioral Health, LLC	Delaware	83-2409085
UHS of Anchor, L.P.	Delaware	23-3044975
UHS of Benton, LLC	Delaware	20-0930981
UHS of Bowling Green, LLC	Delaware	20-0931121
UHS of Centennial Peaks, L.L.C.	Delaware	26-3973154
UHS of Cornerstone Holdings, Inc.	Delaware	20-3184635
UHS of Cornerstone, Inc.	Delaware	20-3184613
UHS of D.C., Inc.	Delaware	23-2896723
UHS of Delaware, Inc.	Delaware	23-2369986
UHS of Denver, Inc.	Delaware	20-5227927
UHS of Dover, L.L.C.	Delaware	20-5093162
UHS of Doylestown, L.L.C.	Delaware	20-8179692
UHS of Fairmount, Inc.	Delaware	23-3044432
UHS of Fuller, Inc.	Massachusetts	23-2801395
UHS of Georgia Holdings, Inc.	Delaware	23-3044428
UHS of Georgia, Inc.	Delaware	23-3044429
UHS of Greenville, LLC	Delaware	23-3044427
UHS of Hampton, Inc.	New Jersey	23-2985430

Exact Name of Registrant as Specified In Its Charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
UHS of Hartgrove, Inc.	Illinois	23-2983574
UHS of Lakeside, LLC	Delaware	23-3044425
UHS of Lancaster, LLC	Pennsylvania	81-3333435
UHS of Laurel Heights, L.P.	Delaware	23-3045288
UHS of Madera, Inc.	Delaware	84-3480733
UHS of New Orleans, LLC	Louisiana	72-0802368
UHS of Oklahoma, LLC	Oklahoma	23-3041933
UHS of Parkwood, Inc.	Delaware	23-3044435
UHS of Peachford, L.P.	Delaware	23-3044978
UHS of Pennsylvania, Inc.	Pennsylvania	23-2842434
UHS of Phoenix, LLC	Delaware	46-4207180
UHS of Provo Canyon, Inc.	Delaware	23-3044423
UHS of Puerto Rico, Inc.	Delaware	23-2937744
UHS of Ridge, LLC	Delaware	23-3044431
UHS of River Parishes, Inc.	Louisiana	23-2238966
UHS of Rockford, LLC	Delaware	23-3044421
UHS of Salt Lake City, L.L.C.	Delaware	26-0464201
UHS of Savannah, L.L.C.	Delaware	20-0931196
UHS of Spring Mountain, Inc.	Delaware	20-0930346
UHS of Springwoods, L.L.C.	Delaware	20-5395878
UHS of Summitridge, L.L.C.	Delaware	26-2203865
UHS of Texoma, Inc.	Delaware	20-5908627
UHS of Timberlawn, Inc.	Texas	23-2853139
UHS of Timpanogos, Inc.	Delaware	20-3687800
UHS of Tucson, LLC	Delaware	46-3600310
UHS of Westwood Pembroke, Inc.	Massachusetts	23-3061361
UHS of Wyoming, Inc.	Delaware	20-3367209
UHS Oklahoma City LLC	Oklahoma	20-2901605
UHS Sahara, Inc.	Delaware	20-3955217
UHS Sub III, LLC	Delaware	47-4762288
UHS-Corona, Inc.	Delaware	52-1247839
UHSD, L.L.C.	Nevada	26-1544392
UHSL, L.L.C.	Nevada	26-1544573
United Healthcare of Hardin, Inc.	Tennessee	62-1244469
Universal Health Services of Palmdale, Inc.	Delaware	23-3101502
Universal Health Services of Rancho Springs, Inc.	California	23-3059262
University Behavioral Health of El Paso, LLC	Delaware	20-8364461
University Behavioral, LLC	Florida	20-5202458
Valle Vista Hospital Partners, LLC	Tennessee	62-1658516
Valle Vista, LLC	Delaware	62-1740366
Valley Health System LLC	Delaware	23-2937646
Valley Hospital Medical Center, Inc.	Nevada	23-2117855
Wekiva Springs Center, LLC	Delaware	20-4865588
Wellington Regional Medical Center, LLC	Florida	23-2306491
Wellstone Regional Hospital Acquisition, LLC	Indiana	20-3062075
Willow Springs, LLC	Delaware	62-1814471
Windmoor Healthcare Inc.	Florida	23-2922437
Windmoor Healthcare of Pinellas Park, Inc.	Delaware	59-3480410
Wisconsin Avenue Psychiatric Center, Inc.	Delaware	52-1907007
Zeus Endeavors, LLC	Florida	59-3653864

*	The address for each additional registrant is Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania 19406.

Prospectus

Universal Health Services, Inc.

Common Stock

Debt Securities

Universal Health Services, Inc. may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Universal Health Services, Inc. may, from time to time, offer to sell debt securities (together with our common stock described in this prospectus, the “securities”), including debt securities guaranteed by certain of our direct and indirect subsidiaries and which may be secured by certain of our assets and assets of our subsidiaries and senior, pari passu or subordinate to our other outstanding debt.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in supplements to this prospectus. Each prospectus supplement will also describe the specific manner in which we will offer the applicable securities. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement before you invest. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Universal Health Services, Inc.’s Class B common stock is listed on the New York Stock Exchange under the symbol “UHS.” On September 13, 2024, the reported last sale price on the New York Stock Exchange for our Class B common stock was $232.56 per share. We will provide information in any applicable prospectus supplement regarding the trading market, if any, for any debt securities we may offer.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 25 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 16, 2024

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any applicable prospectus supplement or any related free writing prospectuses. If anyone provides you with different, inconsistent or additional information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.

-i-

ABOUT THIS PROSPECTUS

This prospectus, including any information incorporated by reference herein, is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing an automatic “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the section entitled “Forward-Looking and Cautionary Statements” beginning on page 4. If any information in this prospectus is inconsistent with the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

As used herein, unless otherwise stated or indicated by context, references to “Universal Health Services, Inc.,” the “Company,” “UHS,” “we,” “our” or “us” refer to Universal Health Services, Inc. and its affiliates. The term “affiliates” means direct and indirect subsidiaries and certain partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities owned and operated by affiliates of UHS and the term “employees” refers to employees of affiliates of UHS. With respect to debt securities, the term “issuer” means Universal Health Services, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Universal Health Services, Inc. files certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Universal Health Services, Inc. is an electronic filer, and the SEC maintains an Internet website at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is www.uhs.com. Please note that the SEC’s and our website addresses are provided as inactive textual references only. We make available free of charge, through our website, Universal Health Services, Inc.’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials Universal Health Services, Inc. files with or furnishes to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through the SEC’s and our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that Universal Health Services, Inc. has previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date Universal Health Services, Inc. filed that document.

We incorporate by reference the documents listed below:

•	Universal Health Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024 (SEC File No. 001-10765);

•

information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024 (SEC File No. 001-10765);

•

Universal Health Services, Inc.’s Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 8, 2024, and for the period ended June  30, 2024 filed with the SEC on August 8, 2024 (SEC File No. 001-10765);

•	Universal Health Services, Inc.’s Current Reports on Form 8-K filed with the SEC on January 2, 2024, March 25, 2024, April 1, 2024 and May 16, 2024 (SEC File No. 001-10765);

•

The description of Universal Health Services, Inc.’s Class B common stock, par value $0.01 per share, contained in and previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 26, 2020 (SEC File No. 001-10765); and

•

All documents filed by Universal Health Services, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of any offering to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Universal Health Services, Inc. The agreements may contain representations and warranties by Universal Health Services, Inc. which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(610) 768-3300

Attn.: Investor Relations

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current estimates, expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include, among other things, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. In evaluating those statements, you should specifically consider the following important factors, along with the risk factors identified under “Risk Factors” and the risk factors incorporated by reference herein, which could affect future results and cause those results to differ materially from those expressed in the forward-looking statements:

•

the healthcare industry is labor intensive and salaries, wages and benefits are subject to inflationary pressures, as are supplies expense and other operating expenses. In the past, staffing shortages have, at times, required us to hire expensive temporary personnel and/or enhance wages and benefits to recruit and retain nurses and other clinical staff and support personnel. At certain facilities, particularly within our behavioral health care segment, there have been occasions when we were unable to fill all vacant positions and, consequently, we were required to limit patient volumes. We have also experienced general inflationary cost increases related to certain of our other operating expenses. Many of these factors, which had a material unfavorable impact on our results of operations in prior years, have moderated more recently. However, we cannot predict future inflationary increases, which if significant, could have a material unfavorable impact on our future results of operations. We have experienced inflationary pressures, primarily in personnel costs, although those pressures have moderated more recently. The extent of any future impacts from inflation on our business and our results of operations will be dependent upon how long the elevated inflation levels persist and the extent to which the rate of inflation further increases, if at all, neither of which we are able to predict. If elevated levels of inflation were to persist or if the rate of inflation were to accelerate, our expenses could increase faster than anticipated and we may utilize our capital resources sooner than expected. Further, given the complexities of the reimbursement landscape in which we operate, our ability to pass on increased costs associated with providing healthcare to Medicare and Medicaid patients is limited due to various federal, state and local laws, which in certain circumstances, limit our ability to increase prices;

•

in our acute care segment, we have experienced a significant increase in hospital based physician related expenses, especially in the areas of emergency room care and anesthesiology. We have implemented various initiatives to mitigate the increased expense, to the degree possible, which has moderated the rate of increase. However, significant increases in these physician related expenses could have a material unfavorable impact on our future results of operations;

•

the increase in interest rates during the past few years has increased our interest expense significantly increasing our expenses and reducing our free cash flow and our ability to access the capital markets on favorable terms. As such, the effects of increased borrowing rates have adversely impacted our results of operations, financial condition and cash flows. We cannot predict future changes to interest rates, however, significant increases in our borrowing rates could have a material unfavorable impact on our future results of operations;

•

President Biden signed into law fiscal year 2024 appropriations to federal agencies for continuing projects and activities through September 30, 2024. We cannot predict whether or not there will be future legislation averting a federal government shutdown, however, our operating cash flows and results of operations could be materially unfavorably impacted by a federal government shutdown;

•

on December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law phasing out the enhanced federal medical assistance percentage rate that states received during the COVID-19 public health emergency and fully eliminated the increase on December 31, 2023. States were also permitted to begin Medicaid eligibility redeterminations on March 31, 2023, which has resulted in a decrease in Medicaid enrollment;

•	our ability to comply with the existing laws and government regulations, and/or changes in laws and government regulations;

•

an increasing number of legislative initiatives have been passed into law that may result in major changes in the health care delivery system on a national or state level. For example, Congress has reduced to $0 the penalty for failing to maintain health coverage that was part of the original Patient Protection and Affordable Care Act, as amended by the Health and Education Reconciliation Act (collectively, the “Legislation”) as part of the Tax Cuts and Jobs Act. To date, the Biden administration has issued executive orders implementing a special enrollment period permitting individuals to enroll in health plans outside of the annual open enrollment period and reexamining policies that may undermine the Legislation or the Medicaid program. The Inflation Reduction Act of 2022 (“IRA”) was passed on August 16, 2022, which among other things, allows for the Centers for Medicare and Medicaid Services (“CMS”) to negotiate prices for certain single-source drugs reimbursed under Medicare Part B and Part D. The American Rescue Plan Act’s expansion of subsidies to purchase coverage through a Legislation exchange, which the IRA continued through 2025, is anticipated to increase exchange enrollment. However, if the subsidies are not extended beyond 2025, exchange enrollment may be adversely impacted;

•

there have been numerous political and legal efforts to expand, repeal, replace or modify the Legislation, since its enactment, some of which have been successful, in part, in modifying the Legislation, as well as court challenges to the constitutionality of the Legislation. The U.S. Supreme Court held in California v. Texas that the plaintiffs lacked standing to challenge the Legislation’s requirement to obtain minimum essential health insurance coverage, or the individual mandate. The Court dismissed the case without specifically ruling on the constitutionality of the Legislation. As a result, the Legislation will continue to remain law, in its entirety, likely for the foreseeable future. On September 7, 2022, the Legislation faced its most recent challenge when a Texas Federal District Court judge, in the case of Braidwood Management v. Becerra, ruled that a requirement that certain health plans cover services without cost sharing violates the Appointments Clause of the U.S. Constitution and that the coverage of certain HIV prevention medication violates the Religious Freedom Restoration Act. The decision was appealed to the U.S. Court of Appeals for the Fifth Circuit, which on June 21, 2024, affirmed the District Court’s ruling regarding preventive services recommended by United States Preventive Services Task Force being unconstitutional. However, the Fifth Circuit overturned the nationwide injunction imposed by the District Court, preserving access to the majority of preventive services in dispute for now. The matter is expected to be the subject of additional litigation, having been remanded in part to the District Court. The outcome and impacts of this litigation cannot be predicted. Any future efforts to challenge, replace or replace the Legislation or expand or substantially amend its provision is unknown;

•	as part of the Consolidated Appropriations Act of 2021 (the “CAA”), Congress passed legislation aimed at preventing or limiting patient balance billing in certain circumstances. The CAA addresses surprise medical bills stemming from emergency services, out-of-network ancillary providers at in-network facilities, and air ambulance carriers. The CAA prohibits surprise billing when out-of-network emergency services or out-of-network services at an in-network facility are provided, unless informed consent is received. In these circumstances providers are prohibited from billing the patient for any amounts that exceed in-network cost-sharing requirements. HHS, the Department of Labor and the Department of the Treasury have issued rules to implement the legislation. The rules have limited the ability of our hospital-based physicians to receive payments for services at usually higher out-of-network rates in certain circumstances, and, as a result, have caused us to increase subsidies to these physicians or to replace their services at a higher cost level;

•

in June 2024, the U.S. Supreme Court issued its decision in Loper Bright Enters. v. Raimondo and Relentless, Inc. v. Department of Commerce, which modified the regulatory interpretation standard established 40 years ago by Chevron v. National Resources Defense Council. Chevron doctrine generally required courts to defer to federal agencies in their interpretation of federal statutes when a statute was silent or ambiguous with respect to a specific issue. In Loper Bright, the Supreme Court held that courts are no longer required to grant such deference, though they may consider an agency’s statutory interpretation. As it is highly regulated, the health care industry could be significantly impacted by the Loper Bright decision, particularly in the areas of Medicare reimbursement, decision making by the Food & Drug Administration and health care fraud and abuse compliance, where parties may no longer be able to rely on federal agencies’ policies, rules and guidance;

•

possible unfavorable changes in the levels and terms of reimbursement for our charges by third party payers or government based payers, including Medicare or Medicaid in the United States, and government based payers in the United Kingdom;

•	our ability to enter into managed care provider agreements on acceptable terms and the ability of our competitors to do the same;

•

the outcome of known and unknown litigation, government investigations, inquiries, false claims act allegations, and liabilities and other claims asserted against us and other matters, and the effects of adverse publicity relating to such matters, including, but not limited to, the March 28, 2024, jury verdict (of compensatory damages of $60 million and punitive damages of $475 million) returned against The Pavilion Behavioral Health System (the “Pavilion”), one of our indirect subsidiaries, as disclosed in Note 6 to the Condensed Consolidated Financial Statements—Commitments and Contingencies—Legal Proceedings in our Quarterly Report on Form 10-Q for the period ended June 30, 2024. The Pavilion has filed post-trial motions, which were heard on August 1, 2024 and August 23, 2024. The Pavilion will pursue an appeal as appropriate depending on the court’s resolution of post-trial motions. We are uncertain as to the ultimate financial exposure related to the Pavilion matter (which relates to an occurrence in 2020) and we can make no assurances regarding timing or substance of its outcome, or the amount of damages that may be ultimately held recoverable after post-judgment proceedings and appeal. While the Pavilion has professional liability insurance to cover a portion of these amounts, the resolution of this matter may have a material adverse effect on the Company. As of June 30, 2024, without reduction for any potential amounts related to the above-mentioned Pavilion matter, the Company and its subsidiaries have aggregate insurance coverage of approximately $221 million remaining under commercial policies for matters applicable to the 2020 policy year (in excess of the applicable self-insured retention amounts of $10 million per occurrence for professional liability claims and $3 million per occurrence for general liability claims). In the event the resolution of the Pavilion matter exhausts all or a significant portion of the remaining commercial insurance coverage available to the Company and its subsidiaries related to other matters that occurred in 2020, or the Pavilion matter causes the posting of a large bond or other collateral during an appeal process, our future results of operations and capital resources could be materially adversely impacted;

•	competition from other healthcare providers (including physician owned facilities) in certain markets;

•	technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for healthcare;

•

our ability to attract and retain qualified personnel, nurses, physicians and other healthcare professionals and the impact on our labor and related expenses resulting from a shortage of nurses, physicians and other healthcare professionals;

•	demographic changes;

•

there is a heightened risk of future cybersecurity threats, including ransomware attacks targeting healthcare providers. If successful, future cyberattacks could have a material adverse effect on our business. Any costs that we incur as a result of a data security incident or breach, including costs to update our security protocols to mitigate such an incident or breach could be significant. Any breach or failure in our operational security systems, or any third-party security systems that we rely on, can result in loss of data or an unauthorized disclosure of or access to sensitive or confidential member or protected personal or health information and could result in violations of applicable privacy and other laws, significant penalties or fines, litigation, loss of customers, significant damage to our reputation and business, and other liability or losses. We may also incur additional costs related to cybersecurity risk management and remediation. There can be no assurance that we or our service providers, if applicable, will not suffer losses relating to cyber-attacks or other information security breaches in the future or that our insurance coverage will be adequate to cover all the costs resulting from such events;

•

the availability of suitable acquisition and divestiture opportunities and our ability to successfully integrate and improve our acquisitions since failure to achieve expected acquisition benefits from certain of our prior or future acquisitions could result in impairment charges for goodwill and purchased intangibles;

•	the impact of severe weather conditions, including the effects of hurricanes and climate change;

•

our business, results of operations, financial condition, or stock price may be adversely affected if we are not able to achieve our environmental, social and governance (“ESG”) goals or comply with emerging ESG regulations, or otherwise meet the expectations of our stakeholders with respect to ESG matters;

•

we receive revenues from various state and county-based programs, including Medicaid in all the states in which we operate. We receive annual Medicaid revenues of approximately $100 million, or greater, from each of Texas, Nevada, California, Illinois, Pennsylvania, Washington, D.C., Kentucky, Massachusetts, Mississippi, Virginia and Florida. We also receive Medicaid disproportionate share hospital (DSH) payments in certain states including, most significantly, Texas. We are therefore particularly sensitive to potential reductions in Medicaid and other state-based revenue programs as well as regulatory, economic, environmental and competitive changes in those states;

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund the future growth of our business;

•	our inpatient acute care and behavioral health care facilities may experience decreasing admission and length of stay trends;

•

our financial statements reflect large amounts due from various commercial and private payers and there can be no assurance that failure of the payers to remit amounts due to us will not have a material adverse effect on our future results of operations;

•

the Budget Control Act of 2011 (the “2011 Act”) imposed annual spending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. Current legislation has extended these reductions through 2032. We cannot predict whether Congress will restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward;

•	uninsured and self-pay patients treated at our acute care facilities unfavorably impact our ability to satisfactorily and timely collect our self-pay patient accounts;

•	changes in our business strategies or development plans;

•

we have exposure to fluctuations in foreign currency exchange rates, primarily the pound sterling. We have international subsidiaries that operate in the United Kingdom. We routinely hedge our exposures to foreign currencies with certain financial institutions in an effort to minimize the impact of certain currency exchange rate fluctuations, but these hedges may be inadequate to protect us from currency exchange rate fluctuations. To the extent that these hedges are inadequate, our reported financial results or the way we conduct our business could be adversely affected. Furthermore, if a financial counterparty to our hedges experiences financial difficulties or is otherwise unable to honor the terms of the foreign currency hedge, we may experience material financial losses;

•	the impact of a shift of care from inpatient to lower cost outpatient settings and controls designed to reduce inpatient services on our revenue, and;

•	other factors referenced herein or in our other filings with the Securities and Exchange Commission.

Given these uncertainties, risks and assumptions, as outlined above, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition could differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

OUR COMPANY

Our principal business is owning and operating, through our subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of June 30, 2024, we owned and/or operated 359 inpatient facilities and 48 outpatient and other facilities located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico.

Services provided by our hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or and behavioral health services. We provide capital resources as well as a variety of management services to our facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

We are a Delaware corporation that was organized in 1979. Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Our telephone number is (610) 768-3300.

RISK FACTORS

Our business is subject to numerous risks, including those that are generally associated with operating in the health care industry. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 and each subsequently filed Quarterly Report, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. In addition, when we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in such prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. If any of these risks occur, our business, financial condition or results of operation could be adversely affected. Please read “Forward-Looking and Cautionary Statements.” It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; strategic investments and acquisitions; and for other general corporate purposes. The exact amounts to be used and when the net proceeds will be applied will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Restated Certificate of Incorporation and amendments thereto and Amended and Restated Bylaws as currently in effect.

Authorized Capital

Our authorized capital stock consists of 12,000,000 shares of Class A common stock, $0.01 par value per share, 150,000,000 shares of Class B common stock, $0.01 par value per share, 1,200,000 shares of Class C common stock, $0.01 par value per share, and 5,000,000 shares of Class D common stock, $0.01 par value per share. Shares of Class A, C and D common stock may be converted into Class B common stock on a share-for-share basis.

Voting Rights

Class A common stock, Class B common stock, Class C common stock and Class D common stock are substantially similar except that each Class has different voting rights. Each share of Class A common stock has one vote per share; each share of Class B common stock has one-tenth vote per share; each share of Class C common stock has one hundred votes per share; and each share of Class D common stock has ten votes per share. Notwithstanding the foregoing, if a holder of Class C or Class D common stock holds a number of shares of Class A or Class B common stock, respectively, which is less than ten times the number of shares of Class C or Class D common stock, respectively, that such holder holds, then such holder will only be entitled to one vote per share of Class C common stock and one-tenth vote per share of Class D common stock.

Board of Directors

The holders of Class B and Class D common stock, voting together as a separate class, with each share of Class B and Class D common stock having one vote per share, are entitled to elect the greater of 20% of our Board of Directors or one director. The holders of Class B and Class D common stock are also permitted to vote together as a separate Class with respect to certain other matters or as required by applicable law. Holders of Class A and Class C common stock, voting together as a separate class, with each share of Class A and Class C common stock having one vote per share, are entitled to elect the remaining directors and vote together with the holders of Class B and Class D common stock on all other matters.

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members, the exact number to be determined by the Board of Directors. The Board of Directors is currently comprised of seven members, and is divided into three classes, with members of each class serving for a three-year term. At each annual meeting of stockholders, directors are chosen to succeed those in the class the term of which expires at such annual meeting. Holders of shares of our outstanding Class B and Class D Common Stock (voting together as a single class) are entitled to elect two directors, currently one in Class II and one in Class III, and the holders of Class A and Class C Common Stock (voting together as a single class) are entitled to elect the remaining directors, currently three in Class I, one in Class II, and one in Class III.

Dividends

All common shares participate equally in distributions payable to shareholders when and as declared by our Board of Directors. We have a history of paying quarterly cash dividends to our stockholders and it is our current intention to pay comparable dividends in the future.

Limitation on Directors’ Liability and Indemnification

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. We maintain a directors’ and officers’ insurance policy that insures our directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ or officers’ fiduciary duty of care as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) any action against an officer by or in the right of the corporation. Our Restated Certificate of Incorporation limits director liability for monetary damages arising from a breach of fiduciary duty to the fullest extent permitted by the DGCL.

Our Restated Certificate of Incorporation indemnifies the directors and officers to the full extent of the DGCL and also allows the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the heirs, executors and administrators of such persons.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

The foregoing summaries are subject to the complete text of our Restated Certificate of Incorporation and Amended and Restated Bylaws and the DGCL and are qualified in their entirety by reference thereto.

We believe that our Restated Certificate of Incorporation, Amended and Restated Bylaws and insurance policies are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

The limitation of liability and indemnification provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or any other provisions described in this prospectus, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change in control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our Class B common stock.

Listing

Our Class B common stock currently trades on the New York Stock Exchange under the symbol “UHS.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture among us and U.S. Bank Trust Company, National Association, as trustee, or another trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and appointed in a supplemental indenture with respect to a particular series, and JPMorgan Chase Bank, N.A., as collateral agent. The indenture is governed by the Trust Indenture Act. We have summarized select portions of the indenture below. This summary is not complete. The indenture has been filed as an exhibit to the registration statement and we urge you to read the indenture. Capitalized terms used in the summary have the meaning specified in the indenture.

When we refer to “we,” “our,” “us,” the “Company” and “UHS” in this section, we mean Universal Health Services, Inc. unless the context otherwise requires or as otherwise expressly stated.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of UHS and will rank equally with all of its other unsecured and unsubordinated indebtedness. UHS’ payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered the aggregate principal amount and the following terms of such series of debt securities:

•	the title of the debt securities, whether the debt securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the form and terms of any guarantee, including the terms of subordination, if any, of the debt securities;

•	any depositories, interest rate calculation agents or other agents with respect to the debt securities;

•	the right, if any, of holders of the debt securities to convert them into our common stock or other securities, including any provisions intended to prevent dilution of such conversion rights;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem, repay or purchase the debt securities or the right of holders to require us to redeem, repay or purchase the debt securities, in whole or in part;

•	any provision requiring or permitting us to make payments to a sinking fund to be used to redeem the debt securities or a purchase fund to be used to purchase the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of an event of default;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be payable;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable;

•	any provisions relating to any collateral provided to secure the debt securities;

•

any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable upon the occurrence of an event of default;

•	any addition to, change in or deletion from, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	the trustee, registrar or paying agent for the debt securities, if different than U.S. Bank Trust Company, National Association;

•	the collateral agent, if any, for the debt securities, if different than JPMorgan Chase Bank, N.A.;

•

if applicable, that the debt securities, in whole or in specific part, shall be defeasible and, if other than by a board resolution, the manner in which any election by the Company to defease such debt securities shall be evidenced; and

•

any other material terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; provided, however, that no such term may modify or delete any provision thereof if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties and immunities of the trustee under the indenture shall have been consented to in writing by the trustee.

In addition, the indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay taxes and fees required by law or permitted by the indenture.

Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

The indenture will contain certain covenants that require us and our subsidiaries to, among other things:

•	pay or cause to be paid the principal, premium, if any, and interest on the debt securities on the dates and in the manner provided in the debt securities;

•

maintain an office or agency where the debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the us and, any guarantors may be served;

•

deliver to the trustee copies of the annual reports, information, documents, and other reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and comply with the other provisions Section 314(a) of the Trust Indenture Act;

•

pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to affect such payment is not adverse in any material respect to the holders; and

•	maintain corporate existence.

In addition, unless provided otherwise in the applicable prospectus supplement, the indenture will contain certain covenants that limit:

•

our and our subsidiaries’ ability to issue, assume or guarantee indebtedness or obligations secured by mortgages (other than permitted liens) on, or enter into sale and lease-back transactions with respect to, our principal properties; and

•	as described in “—Consolidation, Merger and Sale of Assets” below, our ability to consolidate with or merge into, or transfer or lease all or substantially all of our assets to, another person.

We will set forth in the applicable prospectus supplement any additional restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or transfer or lease all or substantially all of our assets to another person, which we refer to as a successor person, without the consent of the holders of the debt securities of such series unless:

•

we are the surviving entity, or the surviving entity is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are satisfied, including any that may be set forth in the applicable prospectus supplement.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture as being:

•	failure to pay the principal or any premium on any of the debt securities of such series when due;

•	failure to pay any interest upon any debt security of such series when due, and that default continues for a period of 30 days;

•

failure to perform, or the breach of, any of our other agreements in the indenture with respect to such series, and such default continues for a period of 60 days after we receive written notice by holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events involving bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series which is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us, declare the principal amount of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of such series to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued and unpaid interest, if any, on all outstanding debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the then outstanding debt securities of that series may rescind the acceleration and its consequences if the rescission would not conflict with any judgement or decree, all events of default, other than the non-payment of accelerated principal of, premium, if any, and interest on the debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture, and all amounts due to the trustee in each of its capacities under the indenture have been paid in full.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity and/or security satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

Unless stated otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity and/or security satisfactory to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the right of any holder of any debt security to receive payment of principal of, premium, if any, and interest on that debt security on or after the due dates expressed in that debt security, or to bring suit for the enforcement of payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

The indenture requires us, within 90 days after the end of our fiscal year (which fiscal year currently ends December 31 of each year), to furnish to the trustee a statement as to compliance with the indenture.

Amendment, Supplement and Waiver

We may modify and amend the indenture or any series of debt securities without notice to or the consent of the holders to:

•	to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power conferred upon the Company under the indenture;

•	to add any additional events of default;

•

to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no outstanding debt securities of such series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to add a guarantor to the debt securities of such series;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities of such series; provided that any such action does not adversely affect the interests of the holders of the debt securities of such series in any material respect;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee or collateral agent and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee or for the trustee to act as collateral agent;

•	to cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision;

•

to conform the text of the indenture, the debt securities of such series, the guarantees or the security documents to any provision of the “Description of the notes” section of the applicable prospectus supplement to the extent that such provision in such “Description of the notes” section was intended to be a verbatim recitation of a provision of the indenture, the debt securities of such series, the guarantees or the security documents; provided that, in each instance, the Company delivers to the trustee an officers’ certificate to such effect;

•

to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities of such series shall be payable, the debt securities of such series may be surrendered for registration or transfer, the debt securities of such series may be surrendered for exchange, and notices and demands to or upon the Company may be served;

•

if applicable to such series of debt securities, to mortgage, pledge, hypothecate or grant any other lien in favor of the collateral agent for the benefit of the trustee and the holders of the debt securities of such series, as additional security for the payment and performance of all or any portion of the obligations under the indenture, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a lien is required to be granted in favor of the collateral agent for the benefit of the trustee and the holders of the debt securities of such series pursuant to the indenture, any of the security documents or otherwise;

•	if applicable to such series of debt securities, to release collateral from the lien of the indenture and the security documents when permitted or required by the security documents or the indenture;

•	if applicable to such series of debt securities, to add additional first lien secured parties to any security documents in accordance with such security documents;

•	comply with any requirement of the SEC in connection with any required qualification of the indenture under the Trust Indenture Act; or

•	to establish additional series of Notes as permitted by the indenture.

Subject to certain exceptions, we may amend the indenture or any series with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of at least a majority in aggregate principal amount of the series of the securities then outstanding, and any existing default under, or compliance with any provision of, the indenture may be waived (other than any continuing default in the payment of the principal of or interest on the securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for that series of securities) of the holders of a majority in principal amount of the securities of that series then outstanding; provided that without the consent of each holder affected, we may not:

•

change the stated maturity of the principal of, or installment of interest, if any, on, such debt securities of such series, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities of such series are denominated or payable;

•

waive a default or event of default in the payment of principal of, premium, if any, or interest on the debt securities of such series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

•

reduce the premium payable upon the redemption or repurchase of any debt securities of such series or change the time at which any debt securities of such series may be redeemed or repurchased, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•

impair the right of any holder to receive payment of principal of, premium, if any, or interest on such holder’s debt securities of such series on or after the due dates therefor or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults;

•

make any change to or modify the ranking of such debt securities of such series or, if applicable to the debt securities of such series, the ranking of the liens with respect to such debt securities of such series that would adversely affect the holders; or

•	except as expressly permitted by the indenture, modify the guarantees of any guarantor in any manner adverse to the holders of the debt securities of such series.

If applicable to the debt securities of such series, without the consent of at least 75% in aggregate principal amount of the debt securities of such series then outstanding, an amendment, supplement or waiver may not modify any security document or the provisions of the indenture dealing with the security documents or application of trust moneys, or otherwise release any collateral, in any manner materially adverse to the holders of the debt securities other than in accordance with the indenture and the security documents.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a continuing default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that, subject to certain limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Legal Defeasance and Covenant Defeasance

Legal Defeasance. The indenture provides that, if so provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations, including obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents and the rights, duties, indemnities and immunities of and obligations to the trustee). We will be so discharged upon the deposit with the trustee, in trust, of money and/or non-callable U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal, premium and interest on the debt securities of that series on the stated date of payment thereof or the applicable redemption date, as the case may be.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the applicable issue date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, if so provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

irrevocably depositing with the trustee, in trust, for the benefit of the holders, money and/or non-callable U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal, premium and interest on the outstanding debt securities of that series on the stated date of payment thereof or the applicable redemption date, as the case may be; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Guarantees

Our payment obligations under any series of debt securities may be guaranteed by one or more of the co-registrants. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Collateral and Security

Our payment obligations under any series of debt securities may be secured by assets of UHS or one or more of the co-registrants. The terms of any such security interest will be set forth in the applicable prospectus supplement.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in the indenture or supplemental indenture.

No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•	we execute and deliver to the trustee an officer’s certificate to the effect that the global security shall be so exchangeable; or

•	any other circumstances exist that may be described in the indenture or supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

•	be entitled to have the global security or debt securities registered in their names;

•	receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•	be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee.

The indenture will authorize the Company, the trustee and the paying agent to act in accordance with the applicable procedures of the Depository Trust Company (“DTC”) or such other depositary for the debt securities. Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “participants,” and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Concerning the Trustee

In the ordinary course of its business, U.S. Bank Trust Company, National Association, the trustee, may in the future provide, investment banking, commercial lending, financial advisory and other services for us. The indenture contains, or will contain, limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture permits, or will permit, the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture provides, or will provide, that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of skill and care of a prudent person under the circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York govern, or will govern, the indenture, the debt securities and the guarantees of debt securities.

PLAN OF DISTRIBUTION

We may sell our securities to or through one or more underwriters or dealers, and also may sell our securities directly to other purchasers or through agents. These firms may also act as our agents in the sale of our securities. Only underwriters named in the applicable prospectus supplement will be considered as underwriters of our securities offered by such prospectus supplement. We may distribute our securities at different times in one or more transactions. We may sell our securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation, together with the terms of the offering of securities, in the applicable prospectus supplement.

We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against certain liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by certain institutions to purchase our securities from us under contracts which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any class or series of our securities, we will indicate that in the applicable prospectus supplement.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over–allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities.

Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby and tax matters will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated), other than selling or underwriting discounts and commissions, to be incurred by the Registrant in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee		$ *
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing fees		*	*
Rating agency fees		*	*
Trustee’s fees and expenses		*	*
Miscellaneous		*	*

Total	$	*

*

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this registration statement. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Alabama Registrants

H.C. Corporation and HSA Hill Crest Corporation are incorporated under the laws of Alabama

Division E of Article 8 of the Alabama Business Corporation Act authorizes a court to award, or a corporation to grant, indemnity to an officer or director of the corporation under certain circumstances and subject to certain limitations.

Section 10A-2A-8.42(d) of the Alabama Business Corporation Act provides that an officer of a corporation shall not be liable for any action taken as an officer or any failure to take any action if such officer performed the duties of his or her office (i) in good faith, (ii) with the care that a person in a like position would reasonably exercise under similar circumstances and (iii) in a manner the officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of H.C. Corporation and HSA Hill Crest Corporation do not provide for indemnification of directors and officers. The bylaws of H.C. Corporation and HSA Hill Crest Corporation each permit the corporation to indemnify its directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Alabama.

H.C. Partnership is registered under the laws of Alabama

Section 10A-8A-1.05(b) of the Alabama Partnership Law provides that a partnership may indemnify and hold harmless a partner or other person, pay in advance or reimburse expenses incurred by a partner or other person, and purchase and maintain insurance on behalf of a partner or other person.

Section 10A-8A-4.01(c) further provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business or not for profit activity of the partnership or for the preservation of its business or not for profit activity or property.

The partnership agreement of H.C. Partnership does not provide for the indemnification of partners.

Arizona Registrant

AZ Holding 4, LLC is registered under the laws of Arkansas

Section 29-3408(B) of the Arizona Limited Liability Company Act empowers an Arizona limited liability company to indemnify and hold harmless any person from and against any and all claims against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of the operating agreement or Section 29-3405 (relating to limitations on distributions), 29-3407 (relating to management of a limited liability company) or 29-3409 (relating to standards of conduct for members and managers) of the Arizona Limited Liability Company Act, in each case as modified by the operating agreement.

The operating agreement of AZ Holding 4, LLC provides that to the extent permitted by law, the company will indemnify its member, manager, employee and other agent against any claims or threatened claims made or brought against them as a result of such person’s role with the company.

Arkansas Registrant

The Bridgeway, LLC is registered under the laws of Arizona

Section 4-38-408(b) of the Arkansas Uniform Limited Liability Company Act empowers an Arkansas limited liability company to indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of 4-38-405 (relating to limitations on distributions), 4-38-407 (relating to management of a limited liability company), or 4-38-409 (relating to standards of conduct for members and managers) of the Arkansas Uniform Limited Liability Company Act.

The operating agreement of The Bridgeway, LLC provides that to the extent permitted by law, the company will indemnify its member and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates for any claim or loss incurred by them as a result of such person’s role with the company.

California Registrants

(a) Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc., Lancaster Hospital Corporation, Temecula Valley Hospital, Inc. and Universal Health Services of Rancho Springs, Inc. are incorporated under the laws of California.

Section 317 of the California General Corporation Law sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent includes any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation.

Indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by a determination that indemnification is proper because the agent has met the applicable standard of conduct, by any of the following:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such quorum is not obtainable, by independent legal counsel in a written opinion;

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

•	such court in which the proceeding is or was pending upon application by designated parties.

The law allows a corporation to make advances of expenses for certain actions upon the receipt of an undertaking that the agent will reimburse the corporation if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized. The indemnification provided by Section 317 for acts, omissions, or transactions while serving as a director or officer of the corporation, but not involving breach of duty to the corporation and its shareholders, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw to the extent authorized by the corporation’s articles of incorporation.

The articles of incorporation of Universal Health Services of Rancho Springs, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles of incorporation of Canyon Ridge Hospital, Inc., Del Amo Hospital, Inc., Temecula Valley Hospital, Inc. and Lancaster Hospital Corporation do not provide for indemnification of directors and officers.

The bylaws of Universal Health Services of Rancho Springs, Inc. do provide for indemnification of directors and officers. The bylaws of Canyon Ridge Hospital, Inc. and Del Amo Hospital, Inc. provide that to the full extent permitted by the laws of the State of California, the corporation shall indemnify a director, officer, employee or agent of the corporation against any claims or threatened claims. The bylaws of Temecula Valley Hospital, Inc. provide that to the full extent permitted by the law, the corporation shall indemnify a director, officer, employee or agent of the corporation. The bylaws of Lancaster Hospital Corporation provide that the corporation shall indemnify a director or officer against all judgments, penalties, fines, amounts paid in settlement and expenses actually incurred, provided that such person conducted himself in good faith, his conduct was in the corporation’s best interests and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

(b) Keystone NPS LLC and Riverside Medical Clinic Patient Services, L.L.C. are registered under the laws of California.

Under Section 17704.08 of the California Revised Uniform Limited Liability Company Act, except for a breach of duty, a limited liability company may provide for indemnification of any manager, member, officer, employee or agent of the limited liability company, against liabilities incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by the person even if the operating agreement has prohibited by law from eliminating or limiting the liabilities.

The articles of organization and operating agreement of Riverside Medical Clinic Patient Services, L.L.C. do not provide for indemnification of members and managers. The operating agreement of Keystone NPS LLC provides that the companies shall indemnify its members and managers to the fullest extent permitted by law.

Delaware Registrants

(a) Ascend Health Corporation, BHC Holdings, Inc., Brentwood Acquisition-Shreveport, Inc., Calvary Center, Inc., Cedar Springs Hospital, Inc., FRN, INC., Frontline Behavioral Health, Inc., HHC Delaware,

Inc., Horizon Health Corporation, Laurel Oaks Behavioral Health Center, Inc., McAllen Medical Center, Inc., Merion Building Management, Inc., Premier Behavioral Solutions of Florida, Inc., Premier Behavioral Solutions, Inc., Psychiatric Solutions, Inc., Ramsay Youth Services of Georgia, Inc., Riveredge Hospital Holdings, Inc., Springfield Hospital Inc., Stonington Behavioral Health, Inc., Texas Hospital Holdings, Inc., Two Rivers Psychiatric Hospital, Inc., UHS Children’s Services, Inc., UHS of Cornerstone Holdings, Inc., UHS of Cornerstone, Inc., UHS of D.C., Inc., UHS of Delaware, Inc., UHS of Denver, Inc., UHS of Fairmount, Inc., UHS of Georgia Holdings, Inc., UHS of Georgia, Inc., UHS of Madera, Inc., UHS of Parkwood, Inc., UHS of Provo Canyon, Inc., UHS of Puerto Rico, Inc., UHS of Spring Mountain, Inc., UHS of Texoma, Inc., UHS of Timpanogos, Inc., UHS of Wyoming, Inc., UHS Sahara, Inc., UHS-Corona, Inc., Universal Health Services of Palmdale, Inc., Universal Health Services, Inc., Windmoor Healthcare of Pinellas Park, Inc. and Wisconsin Avenue Psychiatric Center, Inc. are incorporated under the laws of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court may deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions); (iv) for any transaction from which a director derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

The certificate of incorporation of each of the above-referenced Delaware corporation registrants provides for indemnification of officers and directors to the fullest extent permitted by Delaware law, except that the certificates of incorporation of Merion Building Management, Inc., Two Rivers Psychiatric Hospital, Inc., UHS of D.C., Inc., UHS of Madera, Inc., UHS of Puerto Rico and UHS-Corona, Inc. do not provide for indemnification of directors and officers.

The bylaws of each of the above-referenced Delaware corporation registrants provide that, to the full extent permitted by the laws of the State of Delaware, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

(b) Atlantic Shores Hospital, LLC, Behavioral Health Management, LLC, Behavioral Health Realty, LLC, Behavioral Healthcare LLC, BHC Mesilla Valley Hospital, LLC, BHC Northwest Psychiatric Hospital, LLC, CAT Realty, LLC, CAT Seattle, LLC, Coral Shores Behavioral Health, LLC, Cumberland Hospital Partners, LLC, DHP 2131 K St, LLC, Diamond Grove Center, LLC, DVH Hospital Alliance LLC, Emerald Coast Behavioral Hospital, LLC, Frontline Hospital, LLC, Frontline Residential Treatment Center, LLC, HHC Pennsylvania, LLC, Horizon Health Hospital Services, LLC, Independence Physician Management, LLC, Keystone/CCS Partners LLC, KMI Acquisition, LLC, Lebanon Hospital Partners, LLC, Liberty Point Behavioral Healthcare, LLC, Ocala Behavioral Health, LLC, Palmetto Behavioral Health Holdings, LLC, Pasteur Healthcare Properties, LLC, Pendleton Methodist Hospital, L.L.C., Psychiatric Realty, LLC, Psychiatric Solutions Hospitals, LLC, Ramsay Managed Care, LLC, RR Recovery LLC, Shadow Mountain Behavioral Health System, LLC, TBD Acquisition II, LLC, TBD Acquisition, LLC, TBJ Behavioral Center, LLC, Toledo Holding Co., LLC, UBH of Oregon, LLC, UBH of Phoenix Realty, LLC, UBH of Phoenix, LLC, UHS Funding, LLC, UHS Kentucky Holdings, L.L.C., UHS Midwest Behavioral Health, LLC, UHS of Benton, LLC, UHS of Bowling Green, LLC, UHS of Centennial Peaks, L.L.C., UHS of Dover, L.L.C., UHS of Doylestown, L.L.C., UHS of Greenville, LLC, UHS of Lakeside, LLC, UHS of Phoenix, LLC, UHS of Ridge, LLC, UHS of Rockford, LLC, UHS of Salt Lake City, L.L.C., UHS of Savannah, L.L.C., UHS of Springwoods, L.L.C., UHS of Summitridge, L.L.C., UHS of Tucson, LLC, UHS Sub III, LLC, University Behavioral Health Of El Paso, LLC, Valle Vista, LLC, UHS Capitol Acquisition, LLC and Valley Health System LLC, Wekiva Springs Center, LLC are registered under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any restrictions set forth its limited liability company agreement.

The operating agreements of each of the Delaware limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates, unless as a result of such person’s self-dealing, willful misconduct or reckless misconduct or arising out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

(c) Beach 77 LP, Fort Duncan Medical Center, L.P., Hickory Trail Hospital, L.P., Manatee Memorial Hospital, L.P., McAllen Hospitals, L.P., UHP LP, UHS of Anchor, L.P., UHS of Laurel Heights, L.P. and UHS of Peachford, L.P. are registered under the laws of Delaware.

Section 15-110 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to any restrictions in the limited partnership agreement.

The limited partnership agreement of each of the above-referenced Delaware limited partnership registrants provides that such partnership shall indemnify its general partner for any act performed within the general partners’ authority, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner.

District of Columbia

District Hospital Partners, L.P. is organized under the laws of the District of Columbia.

Section 29–704.06(c) of the Uniform Limited Partnership Act of 2010 provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

Section 29–704.09(b) further provides that a limited partnership shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a general partner, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Section 29-704.06 (relating to the management rights of a general partner), Section 29-704.08 (relating to the general standards of a general partner’s conduct), or Section 29-705.09 (relating to liability for improper distributions).

Section 29–704.09(c) provides that, in the ordinary course of its activities and affairs, a limited partnership may advance reasonable expenses, including attorney’s fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a general partner, if the person promises to repay the partnership if the person ultimately is determined not to be entitled to be indemnified under Section 29–704.09(b).

Under Section 29–704.09(d), a limited partnership may purchase and maintain insurance on behalf of a general partner against liability asserted against or incurred by the general partner in that capacity or arising from that status even if, under the provisions of the Uniform Limited Partnership Act, the partnership agreement could not eliminate or limit the person’s liability to the partnership for the conduct giving rise to the liability.

The limited partnership agreement of the District of Columbia Registrant provides that the partnership shall indemnify its general partner, direct and indirect owners, managers, members, shareholders, partners, directors, officers, employees, advisors, assigns, agents and Affiliates against any claims that such individuals are directly or indirectly subject to in connection with their role with the limited partnership, except to the extent that (a) such person was grossly negligent, engaged in willful malfeasance, committed fraud or violated material a material provision of applicable securities laws; or (b) the claims arise solely between such persons.

Florida Registrants

(a) Fort Lauderdale Hospital, Inc., Gulf Coast Treatment Center, Inc. and Windmoor Healthcare Inc. are incorporated under the laws of Florida.

Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for unlawful distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholders; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a stockholder.

Section 607.0851 of the Florida Business Corporation Act authorizes, among other things, a company to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the company) by reason of the fact that he is or was a director, officer, employee or agent of the company against liability incurred in connection with such proceedings, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0852 of the Florida Business Corporation Act requires that a director or officer be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Section 607.0853 of the Florida Business Corporation Act also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer or director undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification pursuant to Sections 607.0851 and 607.0852 and advancement of expenses provided pursuant to Section 607.0853 are not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions.

The articles of incorporation of Windmoor Healthcare Inc. and Gulf Coast Treatment Center, Inc. do provide for indemnification of directors and officers. The articles of incorporation of Fort Lauderdale Hospital, Inc. permit the corporation to indemnify its directors and officers. The bylaws of each of the Florida corporation registrants provide that, to the full extent permitted by the laws of the State of Florida, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation.

(b) La Amistad Residential Treatment Center, LLC, Palm Point Behavioral Health, LLC, Samson Properties, LLC, Schick Shadel of Florida, LLC, SP Behavioral, LLC, The National Deaf Academy, LLC, University Behavioral, LLC, Wellington Regional Medical Center, LLC and Zeus Endeavors, LLC are organized under the laws of Florida.

Section 605.04093 of the Florida Revised Limited Liability Company Act provides, among other things, that a manager in a manager-managed limited liability company or a member in a member-managed limited liability company is not personally liable for monetary damages to a company, its members or any other person for any statement, vote, decision, or failure to act, by the manager or member, regarding company management or policy decisions, unless the manager or member breached or failed to perform his, her or its duties as a manager in a manager-managed limited liability company or a member in a member-managed limited liability company and such breach or failure constitutes (a) a violation of criminal law, unless the manager or member had reasonable cause to believe his, her or its conduct was lawful or had no reasonable cause to believe his, her or its conduct was unlawful; (b) a transaction from which the manager or member derived an improper personal benefit; (c) a distribution in violation of the provisions of Section 605.0406 of the Florida Revised Limited Liability Company Act (relating to the liability of the manager or member for improper distributions); (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a member; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a member.

Section 605.0408(2) of the Florida Revised Limited Liability Company Act authorizes, among other things, a company to indemnify a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person in his, her or its former or present capacity as a member or manager of the company if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of the following Sections of the Florida Revised Limited Liability Company Act: Section 605.0405 (relating to limitations on distributions), Section 605.0407 (relating to management of the company), Section 605.04071 (relating to delegation of rights and power to manage the company), Section 605.04072 (relating to selection and terms of managers in manager-managed companies), Section 605.04073 (relating to voting rights of members and managers), Section 605.04074 (relating to agency rights of members and managers), or Section 605.04091 (relating to standards of conduct for members and managers).

Section 605.0408(3) of the Florida Revised Limited Liability Company Act further provides that, in the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of such person’s former or present capacity as a member or manager of the company if the person promises to repay the company in the event that the person ultimately is determined not to be entitled to be indemnified under the Florida Revised Limited Liability Company Act. A limited liability company may further purchase and maintain insurance on behalf of a member or manager of the company against liability asserted or incurred by the member or manger in that capacity arising from that status even if: (a) under Section 605.0105(3)(g) of the Florida Revised Limited Liability Company Act, the operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability; and (b) under Section 605.0105(3)(p) of the Florida Revised Limited Liability Company Act, the operating agreement could not provide for indemnification for the conduct giving rise to the liability.

Except for the operating agreements of Zeus Endeavors, LLC and The National Deaf Academy, LLC, the operating agreements of the Florida registrants referenced above provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates. The operating agreements of registrants Zeus Endeavors, LLC and The National Deaf Academy, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Georgia Registrants

(a) HHC St. Simons, Inc. and HHC Augusta, Inc. are incorporated under the laws of Georgia.

Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the liability of directors for monetary damages to a corporation or its shareholders for any action taken, or failure to take any action, as a director. The section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions which involve intentional misconduct or a knowing violation of law, for any transaction from which the director received an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code if it is established that the director did not perform his or her duties in compliance with Section 14-2-830 of the Georgia Business Corporation Code, which sets forth general standards for directors. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief for any action taken or not taken by a director. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-852 and 14-2-857 of the Georgia Business Corporation Code provide that any director or officer who is wholly successful in the defense of any proceeding to which he or she was a party because he or she was an officer or a director of the corporation is entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the board of directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

The articles of incorporation of each of the Georgia corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Georgia corporation registrants provide that to the full extent permitted by the laws of the State of Georgia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Turning Point Care Center, LLC is registered under the laws of Georgia.

Section 14-11-306 of the Georgia Code provides that a limited liability company may indemnify a member, manager or other person against liability incurred in connection with the limited liability company subject to any standards or restrictions set forth in the articles of organization or operating agreement. Under Section 14-11-305 of the Code, unless the member or manager is aware of information which would cause any reliance to be unwarranted, he or she is entitled to rely upon information prepared or presented by other members, managers, committees and employees of the limited liability company and legal counsel, public accountants or other professionals or experts.

However, Georgia law does not permit indemnification if the member or manager has engaged in any intentional misconduct or a knowing violation of law or was involved in any transaction in which the member or manager received a personal benefit as a result of his or her breach of any provision in the operating agreement.

The operating agreement of Turning Point Care Center, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and each agent, partner, officer, employee, counsel and affiliate of the member or of any of its affiliates for any claim or loss made or brought against them as a result of such person’s role with the company.

Illinois Registrants

(a) UHS of Hartgrove, Inc. is incorporated under the laws of Illinois.

Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.75 further provides that a corporation similarly may indemnify any such person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the Corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 8.75 of the Illinois Statute further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Statute.

The articles of incorporation and bylaws of UHS of Hartgrove, Inc. do not provide for indemnification of directors and officers.

(b) Garfield Park Hospital, LLC is registered under the laws of Illinois.

Section 15-7(a) of the Illinois Limited Liability Company Act provides that an Illinois limited liability company shall reimburse its members and managers for payments made, and shall indemnify its members and managers for liabilities incurred, by such member or manager in the ordinary course of the business of the limited liability company.

The operating agreement of Garfield Park Hospital, LLC provides, to the full extent permitted by the laws of the State of Illinois, that the company shall indemnify its member, employees, legal representatives of its member from any and all claims and expenses incurred as a result of such person’s role with the company.

Indiana Registrants

(a) HHC Indiana, Inc. is incorporated under the laws of Indiana

Section 23-1-37-8 of the Indiana Business Corporation Law (“IBCL”) provides that a corporation may indemnify an individual made party to a proceeding because the individual is or was a director against liability incurred if (i) the individual’s conduct was in good faith; (ii) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests or otherwise was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful.

Section 23-1-37-9 of the IBCL further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Under Section 23-1-37-12  of the IBCL, indemnification for expenses, including amounts paid on settling or otherwise disposing of a threatened or pending action or defending against the same, can be made in certain circumstances by a determination that indemnification is proper because the agent has met the applicable standard of conduct, by any of the following:

•	a majority vote of a quorum of the corporation’s Board of Directors consisting of directors who are not party to the proceedings;

•	if such quorum is not obtainable, by majority vote of a duly designated committee consisting of two or more directors who are not party to the proceedings;

•	by independent legal counsel; or

•	approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon.

The articles of incorporation of HHC Indiana, Inc. do not provide for indemnification of directors and officers. The bylaws of HHC Indiana, Inc. provide, that to the full extent permitted by the laws of the State of Indiana, the corporation shall indemnify a director, officer, employee or agent of the corporation against any claims or threatened claims.

(b) Wellstone Regional Hospital Acquisition, LLC is registered under the laws of Indiana

Chapter 4, Section 4(2) of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The operating agreement of Wellstone Regional Hospital Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Kentucky Registrant

Ridge Outpatient Counseling, L.L.C. is registered under the laws of Kentucky.

Section 275.180 of the Kentucky Limited Liability Company Act provides that a limited liability company’s operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. However, the Kentucky Limited Liability Company Act does not provide a statutory right for limited liability companies to indemnify members or managers.

The articles of organization of Ridge Outpatient Counseling, L.L.C. do not provide for indemnification of directors and officers. The operating agreement of Ridge Outpatient Counseling, L.L.C. provides that to the fullest extent permitted by the laws of the State of Kentucky, the company shall indemnify its member and any person who is or was an employee or agent of the company from and against any and all claims, demands and expenses incurred as a result of such person’s role with the company.

Louisiana Registrants

(a) River Oaks, Inc. and UHS of River Parishes, Inc. are incorporated under the laws of Louisiana.

Sections 1-850 through 1-859 of the Louisiana Business Corporation Act, or LCBA, provide, in part, that a corporation may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, a corporation may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, a corporation has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether a corporation has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit our right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

The articles of incorporation of each of the Louisiana corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Louisiana corporation registrants provide that to the fullest extent permitted by the laws of the State of Louisiana, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) UHS of New Orleans, LLC is registered under the laws of Louisiana.

Section 12:1315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to (a) eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill; or (b) provide for indemnification of members or managers for judgements, settlements, penalties, fines or expenses incurred because he or she was a member or manager. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The operating agreement of UHS of New Orleans, LLC provides for indemnification of its members and managers, and employees or other agents of the company against all reasonable expenses incurred as a result of such person’s role with the company.

Massachusetts Registrants

The Arbour, Inc., UHS of Fuller, Inc. and UHS of Westwood Pembroke, Inc. are incorporated under the laws of Massachusetts

Sections 8.50 et seq. of the Massachusetts Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 8.30 of the Massachusetts Business Corporation Act provides that a director shall not be liable for any action taken as a director, or any failure to take any action, if such director performed the duties of the office (i) in good faith, (ii) with the care that a person in a like position would reasonably believe appropriate under similar circumstances and (iii) in a manner such director reasonably believes to be in the best interests of the corporation. Section 8.42 of the Massachusetts Business Corporation Act provides that an officer shall not be liable to the corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action as an officer if the duties of the officer are performed (i) in good faith, (ii) with the care that a person in a like position would reasonable exercise under similar circumstances and (iii) in a manner the officer reasonably believes to be in the best interests of the corporation.

The articles of incorporation of each of the Massachusetts corporation registrants do not provide for indemnification of directors and officers. Except for the bylaws of UHS of Westwood Pembroke, Inc., the bylaws of each of the Massachusetts corporation registrants provide that to the full extent permitted by the laws of the Commonwealth of Massachusetts, the corporation shall indemnify directors, officers, employees or agents of the corporation. The bylaws of UHS of Westwood Pembroke, Inc. do not provide for indemnification of directors and officers.

Michigan Registrants

CCS/Lansing, Inc., Havenwyck Hospital Inc., Michigan Psychiatric Services, Inc. and Forest View Psychiatric Hospital, Inc. are incorporated under the laws of Michigan

Section 561 of the Business Corporation Act of the State of Michigan (the “Michigan Statute”) provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

Section 562 further provides that a corporation similarly may indemnify such person serving in any such capacity who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation is not permitted to indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in the Michigan Statute. Where a director or officer of a corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above, the corporation must indemnify him or her against actual and reasonable expenses incurred, including attorneys’ fees.

Section 567 of the Michigan Statute further authorizes a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Statute.

The articles of incorporation of CCS/Lansing, Inc., Michigan Psychiatric Services, Inc. and Forest View Psychiatric Hospital, Inc. do not provide for indemnification of directors and officers. The articles of incorporation of Havenwyck Hospital Inc. provide that directors, officers or employees of the corporation and the legal representatives thereof, shall be indemnified and held harmless by the corporation from and against any and all losses, costs, liabilities and expenses which may be imposed upon or which may be paid or incurred by them. The bylaws of each of the Michigan corporation registrants provide that to the full extent permitted by the laws of the State of Michigan, each corporation shall indemnify its directors, officers, employees or agents of the corporation.

Mississippi Registrant

Alliance Health Center, Inc. is incorporated under the laws of Mississippi.

Article 8, Subarticle E of the Mississippi Business Corporation Act (“MBCA”) permits Mississippi corporations to indemnify officers and directors. MBCA Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than: (i) distributions made in excess of standards established by Mississippi law or in the corporation’s articles of incorporation, for which Section 79-4-8.33 imposes personal liability on directors to the corporation; and (ii) circumstances where, in his performance as a director, a director has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. The law further permits us to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

Section 79-4-8.56 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

The articles of incorporation of Alliance Health Center, Inc. do not provide for indemnification of directors and officers. The bylaws of Alliance Health Center, Inc. provide that to the full extent permitted by the laws of the State of Mississippi, the corporation shall indemnify directors, officers, employees or agents of the corporation.

Missouri Registrant

Great Plains Hospital, Inc. is incorporated under the laws of Missouri.

Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director or officer of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2).

Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

The articles of incorporation of Great Plains Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Great Plains Hospital, Inc. provide that to the full extent permitted by the laws of the State of Missouri, the corporation shall indemnify directors, officers, employees or agents of the corporation.

New Jersey Registrants

Summit Oaks Hospital, Inc. and UHS of Hampton, Inc. are incorporated under the laws of New Jersey

Section 14A: 3-5(2)-(3) of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The certificate of incorporation of Summit Oaks Hospital, Inc. does not provide for indemnification of directors and officers. The bylaws of Summit Oaks Hospital, Inc. provide that to the full extent permitted by the laws of the State of New Jersey, the corporation shall indemnify its directors, officers, employees or agents of the corporation. The certificate of incorporation and bylaws of UHS of Hampton, Inc. do not provide for indemnification of directors and officers.

Nevada Registrants

(a) BHC Health Services of Nevada, Inc., BHC Montevista Hospital, Inc., Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. are incorporated under the laws of Nevada.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the corporation may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Any discretionary indemnification may only be made upon a determination by (a) the stockholders; (b) the board of directors, other than any directors party to the proceedings; or (c) if a quorum of directors cannot be obtained, independent legal counsel in a written opinion.

In addition, Section 78.751 mandates that the corporation indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The corporation will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the corporation.

The articles of incorporation of Sparks Family Hospital, Inc., UHS Holding Company, Inc. and Valley Hospital Medical Center, Inc. do not provide for indemnification of directors and officers. The charters of BHC Health Services of Nevada, Inc. and BHC Montevista Hospital, Inc. provide that the corporation shall indemnify its director or officer to the fullest extent permitted by law, however the corporation shall not indemnify or advance expenses to any director (1) in any proceeding by the corporation against the person; (2) the officer or director has not met the standard of conduct required under Section 78.751 of the General Corporation Law of Nevada; or (3) any unlawful distributions under Section 78.300 of the General Corporation Law of Nevada; or (4) if the officer or director failed to act in good faith.

The bylaws of each of the Nevada corporation registrants provide that to the full extent permitted by the laws of the State of Nevada the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) UHSL, L.L.C. and UHSD, L.L.C. are registered under the laws of Nevada.

Section 86.411 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except an action by or in the right of the limited liability company), by reason of being or having been a manager or member of the limited liability company. As with corporations, indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified.

Section 86.421 of the NRS permits a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager or member of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In either case, however, to be entitled to indemnification, the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that to the extent a manager or member of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s managers or members for any liability and expenses incurred by them in their capacities as managers or members or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The operating agreements of UHSL, L.L.C. and UHSD, LLC provide that the company will indemnify its members and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as members or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of the members or managers’ duties.

North Carolina

(a) Brynn Marr Hospital, Inc. is incorporated under the laws of North Carolina

Section 55-8-51 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Section 55-8-57 of the NCBCA also authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding.

The articles of incorporation of Brynn Marr Hospital, Inc. do not provide for indemnification of directors and officers. The bylaws of Brynn Marr Hospital, Inc. provide that to the full extent permitted by the laws of the State of North Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Keystone WSNC, L.L.C. is registered under the laws of North Carolina

Section 57D-3-31(a) of the North Carolina Limited Liability Company Act provides a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding.

Section 57D-3-31(b) provides that a limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the LLC’s business or preservation of the LLC’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct for officers imposed by the North Carolina Limited Liability Company Act or otherwise imposed by other applicable law or the LLC’s operating agreement.

The operating agreement of Keystone WSNC, L.L.C. provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

North Dakota

PSJ Acquisition, LLC is registered under the laws of North Dakota

Section 10-32.1-40 of the North Dakota Limited Liability Company Act provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding if the person reasonably believed that the conduct was in the best interests of the limited liability company or not opposed to the best interests of the company and: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines; (b) acted in good faith; (c) received no improper personal benefit; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) reasonably believed that the conduct was in the best interests of the company.

The operating agreement of PSJ Acquisition, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Ohio Registrants

(a) HHC Ohio, Inc. is incorporated under the laws of Ohio

Section 1701.13(E)(1) and (2) of the Ohio General Corporation Code provides that a company may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful.

No indemnification may be made (a) for any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the company, unless authorized by the court; or (b) for any action or suit for unlawful loans, dividends, distribution of assets.

Section 1701.13(E)(3) further provides that to the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1701.13(E)(1) and (2), or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

The articles of incorporation of HHC Ohio, Inc. do not provide for indemnification of directors and officers. The regulations of HHC Ohio, Inc. provide that the corporation shall indemnify, to the full extent permitted by the laws of the state of Ohio, any director, officer against any penalties, fines, settlements and reasonable expenses incurred by such person. The regulations of HHC Ohio, Inc. provide that the corporation shall indemnify an employee or agent of the corporation as permitted or required by common law.

(b) Keystone Richland Center LLC is registered under the laws of Ohio

Section 1706.32 of the Ohio Revised Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person.

Section 1706.26 provides that a person who is a member of a limited liability company is not liable, solely by reason of being a member, for a debt, obligation, or liability of the limited liability company or a series thereof, whether arising in contract, tort, or otherwise; or for the acts or omissions of any other member, agent, or employee of the limited liability company or a series thereof.

The operating agreement of Keystone Richland Center, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager.

Oklahoma Registrants

UHS of Oklahoma, LLC and UHS Oklahoma City LLC are registered under the laws of Oklahoma

Under Section 18-2017 of the Oklahoma Limited Liability Company Act (the “OKLLCA”), a limited liability company may (a) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the OKLLCA or (b) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager’s duty of loyalty or any acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law, or any transaction from which the manager derived an improper personal benefit.

The operating agreement of UHS of Oklahoma, LLC provides that to the full extent permitted by the law, the company shall indemnify its directors, officers, employees or agents of the corporation. The operating agreement of UHS Oklahoma City LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Pennsylvania Registrants

(a) Pennsylvania Clinical Schools, Inc. and UHS of Pennsylvania, Inc. are incorporated under the laws of Pennsylvania

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, indemnification of officers, directors and employees of the Company.

The articles of incorporation and bylaws of UHS of Pennsylvania, Inc. do not provide for indemnification of directors and officers of the corporation. The articles of incorporation and the bylaws of Pennsylvania Clinical Schools, Inc. provide that to the full extent permitted by the laws of the State of Pennsylvania, the corporation shall indemnify its directors, officers, employees or agents of the corporation.

(b) Gulph Mills Associates, LLC and UHS of Lancaster, LLC are registered under the laws of Pennsylvania

Section 8815(c)(10) of the Pennsylvania Uniform Limited Liability Company Act of 2016 provides that a limited liability company’s operating agreement may not provide indemnification or exoneration in violation of the limitations in Sections 8848(g) (relating to reimbursement, indemnification, advancement and insurance), 8849.1(j) (relating to standards of conduct for members) or 8849.2(h) (relating to standards of conduct for managers).

Section 8848(a) provides that a limited liability company shall reimburse a member of a member-managed company or manager of a manager-managed company for any payment made by the member or in the course of the member’s or manager’s activities on behalf of the company, if the member or manager complied with the applicable provisions of sections 8847 (relating to the management of limited liability company), 8849.1 (relating to standards of conduct for members) and 8849.2 (relating to standards of conduct for managers) in making the payment.

Section 8848(b) provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim does not arise from the person’s breach of section 8845 (relating to limitations on distributions), 8847, 8849.1 or 8849.2. Under Section 8848(c), a corporation may also advance expenses to a director or officer incurred by such person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person promises to repay the company if the person ultimately is determined not to be entitled to be indemnified.

Section 8848(g) provides that no indemnification may be made where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct or a knowing violation of law.

The operating agreement of Gulph Mills Associates, LLC provides that to the extent permitted by law, the company will indemnify its member and manager against any expenses paid or reasonably incurred in connection with any claims or threatened claims incurred as a result of such person’s role with the company. The operating agreement of UHS of Lancaster, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, employee, or other agent for any and all claims incurred as a result of such person acting in their capacity with the company.

South Carolina Registrants

(a) ABS LINCS SC, Inc. and HHC South Carolina, Inc. are incorporated under the laws of South Carolina.

Under Section 33-8-510 of the South Carolina Business Corporation Act of 1988, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The articles of incorporation of each of the South Carolina corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the South Carolina corporation registrants provide that to the full extent permitted by the laws of the State of South Carolina, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) Aiken Regional Medical Centers, LLC, Palmetto Behavioral Health System, L.L.C., Palmetto Lowcountry Behavioral Health, L.L.C., Three Rivers Behavioral Health, LLC and Three Rivers Healthcare Group, LLC are registered under the laws of South Carolina.

Under Section 33-44-403 of the Uniform Limited Liability Company Act of 1996, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The operating agreements of each of the South Carolina limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Tennessee Registrants

(a) BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Sierra Vista Hospital, Inc., BHC Streamwood Hospital, Inc., Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., North Spring Behavioral Healthcare, Inc., Oak Plains Academy of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions of Virginia, Inc., Southeastern Hospital Corporation and United Healthcare of Hardin, Inc. are incorporated under the laws of Tennessee.

The Tennessee Business Corporation Act (“TBCA”) sets forth in Sections 48-18-501 through 48-18-509 the circumstances governing the indemnification of directors and officers of a corporation against liability incurred in the course of their official capacities. Section 48-18-502 of the TBCA provides that a corporation may indemnify any director against liability incurred in connection with a proceeding if (i) the director acted in good faith, (ii) the director reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (iii) in connection with any criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director, if such director is adjudged liable on the basis that a personal benefit was improperly received.

In cases where the director is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director of a corporation, Section 48-18-503 of the TBCA mandates that a corporation indemnify the director against reasonable expenses incurred in the proceeding unless limited by its charter. Notwithstanding the foregoing, Section 48-18-505 of the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not directors are entitled, through the provisions of Section 48-18-507 of the TBCA, to the same indemnification afforded to directors under Sections 48-18-503 and 48-18-505. Corporations are permitted to indemnify and advance expenses to an officer, employee or expert who is not a director to the extent, consistent with public policy, that may be provided in its charter, bylaws, action by its board, or contract.

Under certain circumstances, a corporation may also advance expenses to a director or officer. Section 48-18-508 of the TBCA also permits a corporation to purchase and maintain insurance on behalf of certain person against liability asserted against or incurred by the individual acting in their official capacity, whether or not the corporation would have the power to indemnify the person against the same liability under applicable law.

The articles of incorporation of Brentwood Acquisition, Inc., Children’s Comprehensive Services, Inc., Oak Plains Academy of Tennessee, Inc., Park Healthcare Company, Psychiatric Solutions of Virginia, Inc. and United Healthcare of Hardin, Inc. do not provide for indemnification of directors and officers. The charters of North Spring Behavioral Healthcare, Inc., BHC Alhambra Hospital, Inc., BHC Belmont Pines Hospital, Inc., BHC Fairfax Hospital, Inc., BHC Fox Run Hospital, Inc., BHC Fremont Hospital, Inc., BHC Heritage Oaks Hospital, Inc., BHC Intermountain Hospital, Inc., BHC Pinnacle Pointe Hospital, Inc., BHC Sierra Vista Hospital, Inc., BHC Streamwood Hospital, Inc. and Southeastern Hospital Corporation provide that each Tennessee Corporation shall indemnify against liability, and advance expenses to, any present or former director or officer of such corporation to the fullest extent allowed by law, except that such corporation shall not indemnify or advance expenses to any director or officer (1) in any proceeding by the corporation against the person; or (2) if the director or officer did not act in good faith.

The bylaws of each of the Tennessee corporation registrants provide that to the full extent permitted by the laws of the State of Tennessee, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) BHC Pinnacle Pointe Hospital, LLC, BHC Properties, LLC, Columbus Hospital Partners, LLC, Holly Hill Hospital, LLC, Keys Group Holdings LLC, Keystone Continuum LLC, Keystone Education And Youth Services, LLC, Keystone Memphis, LLC, Northern Indiana Partners, LLC, Rolling Hills Hospital, LLC, Salt Lake Behavioral Health, LLC, Salt Lake Psychiatric Realty, LLC, Sunstone Behavioral Health, LLC, Tennessee Clinical Schools, LLC, Valle Vista Hospital Partners, LLC and Willow Springs, LLC (together, “the Tennessee LLCs”) are registered under the laws of Tennessee.

The Tennessee Revised Limited Liability Company Act (“TLLCA”) sets forth in Sections 48-249-115(b) through 48-249-115(i) the circumstances governing the indemnification of directors, members, managers, officers, employees and agents of an LLC against liability incurred in the course of their official capacities. Section 48-249-115(b) of the TLLCA provides that an LLC may indemnify any director (for a director-managed LLC), manager (for a manager-managed LLC), or member (for a member-managed LLC) (including when such person is serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of another entity) (each, a “responsible person”) against liability incurred in connection with a proceeding if (i) the person acted in good faith, (ii) the person reasonably believed, in the case of conduct in his or her official capacity with the LLC, that such conduct was in the LLC’s best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the LLC and (iii) in connection with any criminal proceeding, the responsible person had no reasonable cause to believe that his or her conduct was unlawful.

In actions brought by or in the right of the LLC, however, the TLLCA provides that no indemnification may be made if the person is adjudged to be liable to the LLC. Similarly, the TLLCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a responsible person, if such responsible person is adjudged liable on the basis that a personal benefit was improperly received.

In cases where the responsible person is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a responsible person, Section 48-249-115(c) of the TLLCA mandates that the LLC indemnify the responsible person against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, Section 48-249-115(e) of the TLLCA provides that a court of competent jurisdiction, upon application, may order that a responsible person be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. Officers who are not responsible persons are entitled, through the provisions of Section 48-249-115(g) of the TLLCA. to the same degree of indemnification afforded to responsible persons under Section 48-249-115. LLC’s are permitted to indemnify and advance expenses to officers, employees, independent contractors or agents who are not responsible persons to the same extent as responsible persons.

Under certain circumstances, an LLC may also advance expenses to a responsible person. Section 48-249-115(h) of the TLLCA also permits an LLC to purchase and maintain insurance on behalf of a responsible person and certain other persons against liability asserted against or incurred by such person acting in that capacity, or arising from such person’s status with the LLC, whether or not the LLC would have the power to indemnify the person against the liability under applicable law.

The articles of organization of Keystone Memphis, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and affiliate of its member and manager or of any of its affiliates for claims arising as a result of such person’s role with the company.

Except as noted below, the operating agreements of each of the Tennessee limited liability company registrants provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

The articles of organization of Keystone Continuum LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and affiliate of its member and manager or of any of its affiliates for claims arising as a result of such person’s role with the company. The operating agreement of Keystone Continuum LLC does not provide indemnification of its members or managers.

The operating agreements of Keystone Memphis, LLC and Salt Lake Behavioral Health, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

(c) BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership are registered under the laws of Tennessee.

BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership are governed under the laws of Tennessee.

Section 61-1-401(c) of the Tennessee Revised Uniform Partnership Act provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

The partnership agreements of BHC of Indiana, General Partnership and Bloomington Meadows, General Partnership do not provide for the indemnification of partners.

Texas Registrants

(a) Horizon Health Austin, Inc., Meridell Achievement Center, Inc., Northwest Texas Healthcare System, Inc., Temple Behavioral Healthcare Hospital, Inc. and UHS of Timberlawn, Inc. are incorporated under the laws of Texas.

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

The articles of incorporation of each of the Texas corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Texas corporation registrants provide that to the full extent permitted by the laws of the State of Texas, the corporation shall indemnify directors, officers, employees or agents.

(b) Millwood Hospital, L.P., Neuro Institute of Austin, L.P., SHC-KPH, LP, Texas Cypress Creek Hospital, L.P., Texas Laurel Ridge Hospital, L.P., Texas Oaks Psychiatric Hospital, L.P., Texas San Marcos Treatment Center, L.P. and Texas West Oaks Hospital, L.P. are registered under the laws of Texas.

The provisions of the TBOC that are applicable to Texas corporations, as discussed above, apply equally to Texas limited partnerships pursuant to Section 8.002(a) of the TBOC.

Except for the limited partnership agreement of Millwood Hospital, L.P., the limited partnership agreements of the Texas registrants referenced above provide that each partnership shall indemnify its general partner, only if the general partner acted in good faith and in the best interest of the limited partnership and the partners, and provided that the claims giving rise to indemnification were not the result of willful misconduct or gross negligence on the part of such general partner. The limited partnership agreement of Millwood Hospital, L.P. provides that each partner shall indemnify the other partners from any and all claims in excess of the other partners’ interests arising out of any transaction contemplated by the limited partnership agreement.

(c) Fannin Management Services, LLC, Horizon Mental Health Management, LLC, Kingwood Pines Hospital, LLC and Mayhill Behavioral Health, LLC are registered under the laws of Texas.

Section 101.402 of TBOC authorizes a limited liability company to indemnify a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company and purchase and maintain liability insurance for such persons. Section 8.002 of the TBOC provides that the governing documents of a limited liability company may adopt provisions of this chapter or may contain other provisions, which will be enforceable relating to (i) indemnification; advancement of expenses; or insurance or another arrangement to indemnify or hold harmless a governing person.

The operating agreements of Mayhill Behavioral Health, LLC and Fannin Management Services, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, employee, and legal representative of its member and manager for claims and threatened claims arising as a result of such person’s role with the company. The operating agreements of Horizon Mental Health Management, LLC and Kingwood Pines Hospital, LLC provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates.

Utah Registrants

Benchmark Behavioral Health System, Inc. and Kids Behavioral Health Of Utah, Inc. are incorporated under the laws of Utah.

Section 16-10a-902 of the Utah Revised Business Corporation Act (the “Revised Act”) provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an “Indemnifiable Director”), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) pursuant to Subsection 902(5), indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) pursuant to 902(4), the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-907 of the Revised Act provides that, unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation is entitled to certain mandatory indemnification from the corporation, and the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director and in some cases to a greater extent than a director.

The articles of incorporation of each of the Utah corporation registrants do not provide for indemnification of directors and officers. The bylaws of each of the Utah corporation registrants provide that to the full extent permitted by the laws of the State of Utah, each corporation shall indemnify its directors, officers, employees or agents.

Virginia Registrants

(a) Alternative Behavioral Services, Inc., First Hospital Corporation of Virginia Beach and Harbor Point Behavioral Health Center, Inc. are incorporated under the laws of Virginia.

Under Sections 13.1-697 and 13.1-702 of  the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation may make further indemnity, including indemnity with respect to a derivative proceeding, if so authorized by its articles of incorporation or a shareholder-approved bylaw or resolution, except for an indemnity against willful misconduct or knowing violation of criminal law. In addition, Section 13.1-692.1 of the Virginia Stock Corporation Act limits the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. Such liability may be further limited or eliminated if so specified in a Virginia corporation’s articles of incorporation or a shareholder-approved bylaw. This limitation or elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The articles of incorporation of Alternative Behavioral Services, Inc. provide that the company may indemnify any officer or director pursuant to Virginia law. The articles of incorporation of First Hospital Corporation of Virginia Beach and Harbor Point Behavioral Health Center, Inc. do not provide for indemnification of directors and officers. The bylaws of each of the Virginia corporation registrants provide that to the full extent permitted by the laws of the State of Virginia, the corporation shall indemnify directors, officers, employees or agents of the corporation.

(b) ABS LINCS KY, LLC, Cumberland Hospital, LLC, HHC Poplar Springs, LLC, Hughes Center, LLC, Keystone Marion, LLC and Keystone Newport News, LLC are registered under the laws of Virginia.

Subject to any restrictions set forth in its organizational documents, Section 13.1-1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The operating agreement of ABS Lincs Kentucky, LLC, Cumberland Hospital, LLC, HHC Poplar Springs, LLC and Hughes Center, LLC each provide that to the fullest extent permitted by law, the company will indemnify its member and manager, and each agent, partner, officer, employee, counsel and affiliate of its member and manager or of any of its affiliates, unless a claim is a result of such person’s self-dealing, willful misconduct or reckless misconduct or arises out of a material breach of any agreement between such person and the company or any affiliate of its affiliates. The operating agreements of Keystone Marion, LLC and Keystone Newport News, LLC each provide that to the fullest extent permitted by law, the company will indemnify its member and manager and advance expenses for judgments, settlements, penalties, fines or expenses incurred in any proceeding by reason of the fact that such person is or was the member or manager.

Wisconsin Registrant

Milwaukee Behavioral Health, LLC is registered under the laws of Wisconsin

Section 183.0408(1) of the Wisconsin Uniform Limited Liability Company Law provides that a limited liability company shall reimburse a member of a member-managed company or the manager of a manager-managed company for any payment made by the member or manager in the course of the member’s or manager’s activities on behalf of the company, if the member or manager complied with ss. 183.0405 (relating to limitations on distributions), 183.0407 (relating to the management of a limited liability company), and 183.0409 (relating to standards of conduct for members and managers) in making the payment.

Section 183.0408(2) provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Sections 183.0405, 183.0407, or 183.0409.

Section 183.0408(3) further provides that a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person promises to repay the company if the person ultimately is determined not to be entitled to be indemnified under Section 183.0408(2).

Section 183.0408(4) provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager against liability asserted against or incurred by the member or manager in that capacity or arising from that status even if the company’s operating agreement could not eliminate or limit the person’s liability to the company for the conduct giving rise to the liability.

Section 183.0105 provides that a limited liability company’s operating agreement may not relieve or exonerate a person from liability for (a) willful failure to deal fairly with the company or its members in connection with a matter in which the person has a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that it was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct.

The operating agreement of Milwaukee Behavioral Health, LLC provides that to the fullest extent permitted by law, the company will indemnify its member and manager, employee or agent, and advance expenses for judgments, settlements, penalties, fines or expenses incurred as a result of such person’s role with the company.

West Virginia Registrant

HHC River Park, Inc. is incorporated under the laws of West Virginia

Part 5 of Article 8 of the West Virginia Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations.

Section 31D-8-831(a) of the West Virginia Business Corporation Act provides that a director of a corporation shall not be liable to the corporation or its shareholders for any decision to take or not to take action or any failure to take any action as a director unless the party asserting liability establishes that the articles of incorporation and other law do not preclude liability and the challenged conduct consisted of or was the result of (i) action not in good faith, (ii) a decision (1) which the director did not reasonably believe to be in the best interests of the corporation or (2) as to which the director was not informed to an extent the director reasonably believed appropriate in the circumstances, (iii) a lack of objectivity or independence, (iv) a sustained failure of the director to devote attention to ongoing oversight of the business and affairs of the corporation or (v) receipt of a financial benefit to which the director was not entitled.

The articles of incorporation of HHC River Park, Inc. do not provide for indemnification of directors and officers. The bylaws of HHC River Park, Inc. provide that to the full extent permitted by the laws of the State of West Virginia, the corporation shall indemnify its directors, officers, employees or agents of the corporation.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Debt Underwriting Agreement.

1.2**	Form of Equity Underwriting Agreement.

4.1	Restated Certificate of Incorporation, and Amendments thereto, previously filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are incorporated herein by reference (P).

4.2	Amendment to the Registrant’s Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 3, 2001, is incorporated herein by reference.

4.3	Amended and Restated Bylaws of Registrant, previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 2022, is incorporated herein by reference.

4.4*	Form of Indenture.

4.5**	Form of Debt Security of Universal Health Services, Inc.

4.6	Indenture, dated as of September 21, 2020, by and among the Company, the Subsidiary Guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 21, 2020, is incorporated herein by reference.

4.7	Additional Authorized Representative Joinder Agreement, dated as of September 21, 2020, among the Company, the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, the Authorized Representatives specified therein and MUFG Union Bank, N.A., as trustee, as an Additional Authorized Representative, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated September 21, 2020, is incorporated herein by reference.

4.8	Indenture, dated as of August 24, 2021, by and among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association, as Trustee, and JPMorgan Chase Bank, N.A., as collateral agent, previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.9	Additional Authorized Representative Joinder Agreement, dated as of August 24, 2021, among U.S. Bank National Association, as Trustee and Additional Authorized Representative, the Company, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.10	Supplemental Indenture, dated as of August 24, 2021, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank National Association (as successor to MUFG Union Bank, N.A.), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, previously filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated August 24, 2021, is incorporated herein by reference.

4.11	Second Supplemental Indenture, dated as of June 23, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 27, 2022, is incorporated herein by reference.

Exhibit No.	Description

4.12	First Supplemental Indenture, dated as of June 23, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of August 24, 2021, previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated June 27, 2022, is incorporated herein by reference.

4.13	Second Supplemental Indenture, dated as of November 4, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of August 24, 2021, previously filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q dated November 8, 2022, is incorporated herein by reference.

4.14	Third Supplemental Indenture, dated as of November 4, 2022, among the Company, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 21, 2020, previously filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q dated November 8, 2022, is incorporated herein by reference.

5.1*	Opinion of Norton Rose Fulbright US LLP.

5.2*	Opinion of Matthew D. Klein.

22.1*	List of Guarantor Subsidiaries and Issuers of Guaranteed Securities and Affiliates Whose Securities Collateralize Securities of the Registrant.

23.1*	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1).

23.2*	Consent of Matthew D. Klein (included in the opinion filed as Exhibit 5.2).

23.3*	Consent of PricewaterhouseCoopers LLP.

24.1*	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of U.S. Bank Trust Company, National Association, with respect to the Debt Securities.

107*	Filing Fee Table.

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Universal Health Services, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UNIVERSAL HEALTH SERVICES, INC., as Issuer

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Executive Vice President, Chief Financial Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	Executive Chairman of the Board	September 16, 2024

/s/ MARC D. MILLER Marc D. Miller	Director, President and Chief Executive Officer (Principal Executive Officer)	September 16, 2024

/s/ NINA CHEN-LANGENMAYR Nina Chen-Langenmayr	Director	September 16, 2024

/s/ EILEEN C. MCDONNELL Eileen C. McDonnell	Director	September 16, 2024

/s/ WARREN J. NIMETZ Warren J. Nimetz	Director	September 16, 2024

/s/ MARIA SINGER Maria Singer	Director	September 16, 2024

/s/ ELLIOTT J. SUSSMAN M.D. Elliot J. Sussman M.D.	Director	September 16, 2024

/s/ STEVE FILTON Steve Filton	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF DELAWARE, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Executive Vice President, Chief Financial Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President and Director (Principal Executive Officer)	September 16, 2024

/s/ MATTHEW KLEIN Matthew Klein	Director	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

LANCASTER HOSPITAL CORPORATION

MERION BUILDING MANAGEMENT, INC.

NORTHWEST TEXAS HEALTHCARE SYSTEM, INC.

UHS HOLDING COMPANY, INC.

UHS OF CORNERSTONE, INC.

UHS OF CORNERSTONE HOLDINGS, INC.

UHS OF D.C., INC.

UHS-CORONA, INC.

UNIVERSAL HEALTH SERVICES OF PALMDALE, INC.

VALLEY HOSPITAL MEDICAL CENTER, INC.

MCALLEN MEDICAL CENTER, INC.

SPARKS FAMILY HOSPITAL, INC.

UHS OF RIVER PARISHES, INC.

UHS OF TEXOMA, INC.

UNIVERSAL HEALTH SERVICES OF RANCHO SPRINGS, INC.

TEMECULA VALLEY HOSPITAL, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM EDWARD H. SIM	President and Director (Principal Executive Officer)	September 16, 2024

/s/ MATTHEW KLEIN Matthew Klein	Director	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

ABS LINCS SC, INC.

ALLIANCE HEALTH CENTER, INC.

ALTERNATIVE BEHAVIORAL SERVICES, INC.

ASCEND HEALTH CORPORATION

BENCHMARK BEHAVIORAL HEALTH SYSTEM, INC.

BHC ALHAMBRA HOSPITAL, INC.

BHC BELMONT PINES HOSPITAL, INC.

BHC FAIRFAX HOSPITAL, INC.

BHC FOX RUN HOSPITAL, INC.

BHC FREMONT HOSPITAL, INC.

BHC HEALTH SERVICES OF NEVADA, INC.

BHC HERITAGE OAKS HOSPITAL, INC.

BHC HOLDINGS, INC.

BHC INTERMOUNTAIN HOSPITAL, INC.

BHC MONTEVISTA HOSPITAL, INC.

BHC SIERRA VISTA HOSPITAL, INC.

BHC STREAMWOOD HOSPITAL, INC.

BRENTWOOD ACQUISITION, INC.

BRENTWOOD ACQUISITION-SHREVEPORT, INC.

BRYNN MARR HOSPITAL, INC.

CALVARY CENTER, INC.

CANYON RIDGE HOSPITAL, INC.

CCS/LANSING, INC.

CEDAR SPRINGS HOSPITAL, INC.

CHILDREN’S COMPREHENSIVE SERVICES, INC.

DEL AMO HOSPITAL, INC.

FIRST HOSPITAL CORPORATION OF VIRGINIA BEACH

FORT LAUDERDALE HOSPITAL, INC.

FRN, INC.

FRONTLINE BEHAVIORAL HEALTH, INC.

GREAT PLAINS HOSPITAL, INC.

GULF COAST TREATMENT CENTER, INC.

HARBOR POINT BEHAVIORAL HEALTH CENTER, INC.

HAVENWYCK HOSPITAL INC.

HHC AUGUSTA, INC.

HHC DELAWARE, INC.

HHC INDIANA, INC.

HHC OHIO, INC.

HHC RIVER PARK, INC.

HHC SOUTH CAROLINA, INC.

HHC ST. SIMONS, INC.

HORIZON HEALTH AUSTIN, INC.

HORIZON HEALTH CORPORATION

HSA HILL CREST CORPORATION

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

LAUREL OAKS BEHAVIORAL HEALTH CENTER, INC.

MERIDELL ACHIEVEMENT CENTER, INC.

MICHIGAN PSYCHIATRIC SERVICES, INC.

NORTH SPRING BEHAVIORAL HEALTHCARE, INC.

OAK PLAINS ACADEMY OF TENNESSEE, INC.

PENNSYLVANIA CLINICAL SCHOOLS, INC.

PREMIER BEHAVIORAL SOLUTIONS, INC.

PREMIER BEHAVIORAL SOLUTIONS OF FLORIDA, INC.

PSYCHIATRIC SOLUTIONS, INC.

PSYCHIATRIC SOLUTIONS OF VIRGINIA, INC.

RAMSAY YOUTH SERVICES OF GEORGIA, INC.

RIVER OAKS, INC.

RIVEREDGE HOSPITAL HOLDINGS, INC.

SOUTHEASTERN HOSPITAL CORPORATION

SPRINGFIELD HOSPITAL, INC.

STONINGTON BEHAVIORAL HEALTH, INC.

SUMMIT OAKS HOSPITAL, INC.

TEMPLE BEHAVIORAL HEALTHCARE HOSPITAL, INC.

THE ARBOUR, INC.

TWO RIVERS PSYCHIATRIC HOSPITAL, INC.

UHS CHILDREN SERVICES, INC.

UHS OF DENVER, INC.

UHS OF FAIRMOUNT, INC.

UHS OF FULLER, INC.

UHS OF GEORGIA, INC.

UHS OF GEORGIA HOLDINGS, INC.

UHS OF HAMPTON, INC.

UHS OF HARTGROVE, INC

UHS OF PARKWOOD, INC.

UHS OF PENNSYLVANIA, INC.

UHS OF PROVO CANYON, INC.

UHS OF PUERTO RICO, INC.

UHS OF SPRING MOUNTAIN, INC.

UHS OF TIMBERLAWN, INC.

UHS OF TIMPANOGOS, INC.

UHS OF WESTWOOD PEMBROKE, INC.

UHS OF WYOMING, INC.

UHS SAHARA, INC.

UNITED HEALTHCARE OF HARDIN, INC.

WINDMOOR HEALTHCARE INC.

WINDMOOR HEALTHCARE OF PINELLAS PARK, INC.
WISCONSIN AVENUE PSYCHIATRIC CENTER, INC. UHS OF MADERA, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ THOMAS DAY Thomas Day	Director	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

LA AMISTAD RESIDENTIAL TREATMENT CENTER, LLC

PALM POINT BEHAVIORAL HEALTH, LLC

TENNESSEE CLINICAL SCHOOLS, LLC

THE BRIDGEWAY, LLC

TURNING POINT CARE CENTER, LLC

UHS OF BENTON, LLC

UHS OF BOWLING GREEN, LLC

UHS OF DOVER, L.L.C.

UHS OF GREENVILLE, LLC

UHS OF LAKESIDE, LLC

UHS OF PHOENIX, LLC

UHS OF RIDGE, LLC

UHS OF ROCKFORD, LLC

UHS OF TUCSON, LLC

UHS SUB III, LLC

PASTEUR HEALTHCARE PROPERTIES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and Chief Financial Officer President of Universal Health Services, Inc. as sole member of the general partner of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

FORT DUNCAN MEDICAL CENTER, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of general partner of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

FRONTLINE HOSPITAL, LLC FRONTLINE RESIDENTIAL TREATMENT CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

KEYS GROUP HOLDINGS LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

KEYSTONE/CCS PARTNERS LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

KEYSTONE CONTINUUM, LLC KEYSTONE NPS LLC KEYSTONE RICHLAND CENTER LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

KEYSTONE EDUCATION AND YOUTH SERVICES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

KEYSTONE MARION, LLC KEYSTONE MEMPHIS, LLC KEYSTONE NEWPORT NEWS, LLC KEYSTONE WSNC, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

MANATEE MEMORIAL HOSPITAL, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/S/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/S/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and Vice President of general partner of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

MCALLEN HOSPITALS, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of partners of registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

GULPH MILLS ASSOCIATES, LLC

TBD ACQUISITION II, LLC

UHS KENTUCKY HOLDINGS, L.L.C.

UHS OF LANCASTER, LLC

UHS OF NEW ORLEANS, LLC

UHS OF OKLAHOMA, LLC

AZ HOLDING 4, LLC

UHS MIDWEST BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF ANCHOR, L.P. UHS OF LAUREL HEIGHTS, L.P. UHS OF PEACHFORD, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF CENTENNIAL PEAKS, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF DOYLESTOWN, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF SALT LAKE CITY, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF SAVANNAH, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OKLAHOMA CITY LLC UHS OF SPRINGWOODS, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS OF SUMMITRIDGE, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

PSYCHIATRIC SOLUTIONS HOSPITALS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

DIAMOND GROVE CENTER, LLC
KMI ACQUISITION, LLC
LIBERTY POINT BEHAVIORAL HEALTHCARE, LLC
PSJ ACQUISITION, LLC
SHADOW MOUNTAIN BEHAVIORAL HEALTH SYSTEM, LLC
SUNSTONE BEHAVIORAL HEALTH, LLC
TBD ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

ATLANTIC SHORES HOSPITAL, LLC

EMERALD COAST BEHAVIORAL HOSPITAL, LLC

OCALA BEHAVIORAL HEALTH, LLC

PALMETTO BEHAVIORAL HEALTH HOLDINGS, LLC

RAMSAY MANAGED CARE, LLC

SAMSON PROPERTIES, LLC

TBJ BEHAVIORAL CENTER, LLC

THREE RIVERS HEALTHCARE GROUP, LLC WEKIVA SPRINGS CENTER, LLC

ZEUS ENDEAVORS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

PALMETTO BEHAVIORAL HEALTH SYSTEM, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

THREE RIVERS BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

THE NATIONAL DEAF ACADEMY, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

WILLOW SPRINGS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BEHAVIORAL HEALTHCARE LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BHC PINNACLE POINTE HOSPITAL, LLC

BHC PROPERTIES, LLC

COLUMBUS HOSPITAL PARTNERS, LLC HOLLY HILL HOSPITAL, LLC

LEBANON HOSPITAL PARTNERS, LLC NORTHERN INDIANA PARTNERS, LLC

ROLLING HILLS HOSPITAL, LLC

VALLE VISTA HOSPITAL PARTNERS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BHC MESILLA VALLEY HOSPITAL, LLC BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC CUMBERLAND HOSPITAL PARTNERS, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

CUMBERLAND HOSPITAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of members of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

VALLE VISTA, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

WELLSTONE REGIONAL HOSPITAL ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of members of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

HORIZON HEALTH HOSPITAL SERVICES, LLC HORIZON MENTAL HEALTH MANAGEMENT, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

HHC PENNSYLVANIA, LLC HHC POPLAR SPRINGS, LLC KINGWOOD PINES HOSPITAL, LLC SCHICK SHADEL OF FLORIDA, LLC TOLEDO HOLDING CO., LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

HICKORY TRAIL HOSPITAL, L.P.

MILLWOOD HOSPITAL, L.P.

NEURO INSTITUTE OF AUSTIN, L.P.

TEXAS CYPRESS CREEK HOSPITAL, L.P.

TEXAS LAUREL RIDGE HOSPITAL, L.P.

TEXAS OAKS PSYCHIATRIC HOSPITAL, L.P.

TEXAS SAN MARCOS TREATMENT CENTER, L.P.

TEXAS WEST OAKS HOSPITAL, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of partners of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

SHC-KPH, LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of partners of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

H.C. PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of general partners of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BHC OF INDIANA, GENERAL PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of general partners of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

INDEPENDENCE PHYSICIAN MANAGEMENT, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BEHAVIORAL HEALTH MANAGEMENT, LLC

BEHAVIORAL HEALTH REALTY, LLC

CAT REALTY, LLC

CAT SEATTLE, LLC

MAYHILL BEHAVIORAL HEALTH, LLC

PSYCHIATRIC REALTY, LLC

RR RECOVERY, LLC

SALT LAKE BEHAVIORAL HEALTH, LLC

SALT LAKE PSYCHIATRIC REALTY, LLC

UBH OF OREGON, LLC

UBH OF PHOENIX, LLC

UBH OF PHOENIX REALTY, LLC

UNIVERSITY BEHAVIORAL HEALTH OF EL PASO, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

GARFIELD PARK HOSPITAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

ABS LINCS KY, LLC HUGHES CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

VALLEY HEALTH SYSTEM LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHP LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of general partner of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BEACH 77 LP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

CORAL SHORES BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

DVH HOSPITAL ALLIANCE LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS FUNDING, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of members of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

MILWAUKEE BEHAVIORAL HEALTH, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer); and Vice President of the members of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

FANNIN MANAGEMENT SERVICES, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

RIDGE OUTPATIENT COUNSELING, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

RIVERSIDE MEDICAL CLINIC PATIENT SERVICES, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

BLOOMINGTON MEADOWS, GENERAL PARTNERSHIP

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of general partners of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHSL, L.L.C. UHSD, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

DISTRICT HOSPITAL PARTNERS, L.P.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

UHS CAPITOL ACQUISITION, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

H.C. CORPORATION

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

PARK HEALTHCARE COMPANY

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

TEXAS HOSPITAL HOLDINGS, INC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

FOREST VIEW PSYCHIATRIC HOSPITAL, INC.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ THOMAS DAY Thomas Day	Director	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer)	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

PENDLETON METHODIST HOSPITAL, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

AIKEN REGIONAL MEDICAL CENTERS, LLC
WELLINGTON REGIONAL MEDICAL CENTER, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

PALMETTO LOWCOUNTRY
BEHAVIORAL HEALTH, L.L.C.

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

SP BEHAVIORAL, LLC
UNIVERSITY BEHAVIORAL, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ MATT PETERSON Matt Peterson	President (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on September 16, 2024.

DHP 2131 K ST, LLC

By:	/s/ STEVE FILTON
Name: Steve Filton
Title: Authorized Signatory

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ EDWARD H. SIM Edward H. Sim	President and Director (Principal Executive Officer)	September 16, 2024

/s/ STEVE FILTON Steve Filton	Vice President and Director (Principal Financial and Accounting Officer) Vice President of sole member of the registrant	September 16, 2024